                                  EXHIBIT 99.1

                       DEL MONTE SAVINGS PLAN, AS AMENDED.

                                                                     Restatement



                              DEL MONTE CORPORATION

                        1997 RESTATEMENT TO SAVINGS PLAN

                 (As Amended and Restated as of January 1, 1997)

                             DEL MONTE SAVINGS PLAN

        On this 3rd day of April, 2000, Del Monte Corporation, a corporation duly organized and existing under the laws of the State of New York (the "Controlling Company"), hereby amends and restates the Del Monte Savings Plan (the "Plan"). Except as provided otherwise herein, this amendment and restatement of the Plan is effective as of January 1, 1997.

                              STATEMENT OF PURPOSE

        A. The Plan was first adopted effective as of January 1, 1990. The Plan is intended to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), the Tax Reform Act of 1986 and all other current laws and regulations enacted or issued prior to the effective date of the Plan.

        B. The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security. In addition, the Controlling Company wishes to recognize certain employees with annual profit-sharing contributions.

        C. The Controlling Company intends that the Plan be a profit sharing plan qualified under Code Sections 401(a) and 401(k).

        D. The Plan accepted a spin-off of assets and liabilities from the Del Monte Savings-Investment Plan for Regular, Full-Time Employees in which many of the eligible employees had been participating prior to 1990. The Plan contains special provisions relating to such spin-off of assets.

                               HISTORY OF THE PLAN

        Del Monte Corporation first established the Del Monte Savings-Investment Plan for Regular, Full-Time Employees (the "RJR Plan") effective as of March 1, 1965. On February 2, 1979, Del Monte Corporation was merged into Reynolds Merger Corp., a New York corporation and a wholly-owned subsidiary of R. J. Reynolds Industries, Inc. ("Reynolds"), and the name of the Reynolds subsidiary was changed to Del Monte Corporation. On the effective date of the merger, each share of Del Monte stock held in the trust established under the RJR Plan was converted into a share of Reynolds preferred stock. On January 1, 1982, the RJR Plan was merged with the Morton Frozen Foods, Inc. Investment and Savings Plan which held, among other stock, common stock of International Telephone and Telegraph Corporation. The RJR Plan was amended and restated effective as of June 1, 1984, and again amended and restated effective as of January 1, 1985. The RJR Plan was further amended by four amendments, the provisions of which became effective as of January 1, 1986, July 23, 1986, January 1, 1987, November 1, 1988, January 1, 1988 and November 1, 1989. Under the Agreement dated May 5, 1986 among Del Monte Corporation, Del Monte Frozen Foods, Inc. and ConAgra, Inc., coverage for Del Monte Frozen Foods employees ceased and account balances were vested and retained in the RJR Plan. Effective February 9, 1989, shares of RJR Nabisco, Inc. common stock were exchanged for cash and RJR Holdings Corp. preferred stock and senior converting debentures. Effective July 1, 1989, RJR Nabisco, Inc. (formerly known as Reynolds) assumed sponsorship of the RJR Plan. Under agreement dated June 20, 1989, certain plants and assets of the Chun King business were sold, all contributions to the RJR Plan for Chun King participants ceased, and the accounts of Chun King employees were transferred to a successor plan. Effective December 4, 1989, certain assets of the Del Monte Fresh Fruit business were sold, all contributions for the Del

        Monte Fresh Fruit participants ceased, and the accounts of Del Monte Fresh Fruit employees were transferred to a successor plan. Effective as of January 1, 1990, the stock and certain assets of Del Monte Corporation were sold, and all contributions to the RJR Plan for participants employed by Del Monte Corporation ceased. Effective as of January 1, 1990, the accounts of all Del Monte Corporation employees and retirees were transferred to the Plan as a successor plan to the RJR Plan.

                             STATEMENT OF AGREEMENT

        To establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

                                TABLE OF CONTENTS

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
Article I      DEFINITIONS...............................................................1
        1.1    Account...................................................................1
        1.2    ACP or Average Contribution Percentage....................................1
        1.3    ACP Tests.................................................................1
        1.4    Active Participant........................................................1
        1.5    Active Participation......................................................2
        1.6    Administrative Committee..................................................2
        1.7    ADP or Actual Deferral Percentage.........................................2
        1.8    ADP Tests.................................................................2
        1.9    Affiliate.................................................................2
        1.10   After Tax Account.........................................................3
        1.11   After Tax Contributions...................................................3
        1.12   After Tax Deferral Election...............................................3
        1.13   Annual Addition...........................................................3
        1.14   Before Tax Account........................................................3
        1.15   Before Tax Contributions..................................................3
        1.16   Before Tax Deferral Election..............................................3
        1.17   Beneficiary...............................................................3
        1.18   Board.....................................................................3
        1.19   Break in Service..........................................................3
        1.20   Business Day..............................................................3
        1.21   Code......................................................................4
        1.22   Company Contribution Account..............................................4
        1.23   Company Contributions.....................................................4
        1.24   Compensation..............................................................4
        1.25   Contributions.............................................................6
        1.26   Controlling Company.......................................................6
        1.27   Covered Employee..........................................................6
        1.28   Deferral Election.........................................................7
        1.29   Defined Benefit Minimum...................................................7
        1.30   Defined Benefit Plan......................................................7
        1.31   Defined Benefit Plan Fraction.............................................7
        1.32   Defined Contribution Minimum..............................................7
        1.33   Defined Contribution Plan.................................................7
        1.34   Defined Contribution Plan Fraction........................................7
        1.36   Determination Date........................................................7
        1.37   Disability or Disabled....................................................7
        1.38   Distribution Valuation Date...............................................8
        1.39   Effective Date............................................................8
        1.40   Elective Deferrals........................................................8
        1.41   Employee..................................................................8


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        1.42   Employment Date...........................................................9
        1.43   Entry Date................................................................9
        1.44   ERISA.....................................................................9
        1.45   Forfeiture................................................................9
        1.46   Highly Compensated Employee...............................................9
        1.47   Hour of Retirement Service...............................................10
        1.48   Hour of Service..........................................................11
        1.49   Investment Committee.....................................................11
        1.50   Investment Fund or Funds.................................................11
        1.51   Key Employee.............................................................11
        1.52   Key Employee Compensation................................................11
        1.53   Leave of Absence.........................................................11
        1.54   Limitation Year..........................................................11
        1.55   Matching Account.........................................................11
        1.56   Matching Contributions...................................................12
        1.57   Maternity or Paternity Leave.............................................12
        1.58   Maximum Deferral Amount..................................................12
        1.59   Named Fiduciary..........................................................12
        1.60   Non-Key Employee.........................................................12
        1.61   Normal Retirement Age....................................................12
        1.62   Participant..............................................................12
        1.63   Participating Company....................................................12
        1.64   Permissive Aggregation Group.............................................12
        1.65   Plan.....................................................................12
        1.66   Plan Year................................................................12
        1.67   Qualified Account........................................................12
        1.68   Qualified Contributions..................................................12
        1.69   Qualified Spousal Waiver.................................................12
        1.70   Required Aggregation Group...............................................13
        1.71   Restoration Contributions................................................13
        1.72   Retired or Retirement....................................................13
        1.73   Retirement Savings Account...............................................13
        1.74   Retirement Savings Compensation..........................................13
        1.75   Retirement Savings Contributions.........................................14
        1.76   RJR Plan.................................................................14
        1.77   Rollover Account.........................................................14
        1.78   Rollover Contributions...................................................14
        1.79   Seasonal Employee........................................................15
        1.80   Section 415 Compensation.................................................15
        1.81   Severance Date...........................................................15
        1.82   Spouse or Surviving Spouse...............................................15
        1.83   Testing Compensation.....................................................15


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        1.84   Top-Heavy Group..........................................................15
        1.85   Top-Heavy Plan...........................................................15
        1.86   Trust or Trust Agreement.................................................15
        1.87   Trustee..................................................................16
        1.88   Trust Fund...............................................................16
        1.89   Valuation Date...........................................................16
        1.90   Vesting Service..........................................................16
        1.91   Withdrawal Valuation Date................................................16
        1.92   Year of Retirement Savings Service.......................................16
        1.93   Year of Service..........................................................17
        1.94   Year of Qualification Service............................................18

Article II     ELIGIBILITY..............................................................19
        2.1    Initial Eligibility Requirements.........................................19
               (a)   General Rule.......................................................19
               (b)   RJR Plan Participants..............................................19
               (c)   New Participating Companies........................................19
               (d)   Enrollment.........................................................19
        2.2    Participation Upon Reemployment..........................................19
        2.3    Change in Status.........................................................20
               (a)   Change to Covered Employee Status..................................20
               (b)   Loss of Covered Employee Status....................................20
               (c)   Can Manufacturing Sale.............................................20
               (d)   Pudding Products Sale..............................................20
               (e)   Veteran's Reemployment.............................................20

Article III    CONTRIBUTIONS............................................................20
        3.1    Before Tax and After Tax Contributions...................................20
               (a)   Before Tax Contributions...........................................20
               (b)   After Tax Contributions............................................21
               (c)   Contributions Which Exceed Maximum Deferral Amount.................21
               (d)   Deferral Elections.................................................21
        3.2    Matching Contributions...................................................22
        3.3    Qualified Contributions..................................................23
        3.4    Retirement Savings Contributions.........................................23
               (a)   Eligibility for Retirement Savings Contributions...................23
               (b)   Retirement Savings Contributions...................................23
               (c)   Limitation on Contributions........................................24
               (d)   Last Day of Plan Year Requirement..................................24
        3.5    Form of Contributions....................................................24
        3.6    Timing of Contributions..................................................24
               (a)   Before Tax and/or After Tax Contributions..........................24
               (b)   Matching and Qualified Contributions...............................25


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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               (c)   Retirement Savings Contributions...................................25
        3.7    Contingent Nature of Company Contributions...............................25
        3.8    Restoration Contributions................................................25
               (a)   Restoration upon Buy-Back..........................................25
               (b)   Restoration of Other Forfeitures...................................26
               (c)   Restoration Contribution...........................................26
               (d)   Notice of Buy-Back Rights..........................................26

Article IV     ROLLOVERS................................................................27
        4.1    Rollover Contributions...................................................27
               (a)   Request by Participant.............................................27
               (b)   Acceptance of Rollover.............................................27
               (c)   Mistaken Rollover..................................................27
        4.2    Direct Rollovers.........................................................27
               (a)   Definition - Eligible Rollover Distribution........................27
               (b)   Definition - Eligible Retirement Plan..............................28
               (c)   Definition - Distributee...........................................28
               (d)   Definition - Direct Rollover.......................................28
        4.3    In-Kind Rollovers........................................................28

Article V      PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS........................29
        5.1    Establishment of Participants' Accounts..................................29
        5.2    Allocation and Crediting of Before Tax, After Tax, Matching and
               Rollover Contributions...................................................29
        5.3    Allocation and Crediting of Qualified Contributions......................29
               (a)   Participants Receiving Allocations.................................29
               (b)   Formula for Allocation.............................................29
        5.4    Allocation and Crediting of Retirement Savings Contributions.............30
        5.5    Allocation and Crediting of Investment Experience........................30
               (a)   Determination of Earnings or Losses................................30
               (b)   Formula For Allocation.............................................30
        5.6    Notice to Participants of Account Balances...............................31
        5.7    Good Faith Valuation Binding.............................................31
        5.8    Errors and Omissions in Accounts.........................................31

Article VI     CONTRIBUTION AND SECTION 415 LIMITATIONS AND
               NONDISCRIMINATION REQUIREMENTS...........................................31
        6.1    Definition of "Compensation" for Compliance Purposes.....................31
               (a)   Section 415 Compensation...........................................31
               (b)   Testing Compensation...............................................31
               (c)   Key Employee Compensation..........................................32
        6.2    Deductibility Limitations................................................32



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                                TABLE OF CONTENTS
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
        6.3    Maximum Limitation on Elective Deferrals.................................32
               (a)   Maximum Elective Deferrals Under Affiliate Plans...................32
               (b)   Return of Excess Before Tax Contributions..........................32
               (c)   Return of Excess Elective Deferrals Provided by Affiliate
                     Arrangements.......................................................33
               (d)   Discretionary Return of Elective Deferrals.........................33
               (e)   Return of Excess Annual Additions..................................33
        6.4    Nondiscrimination Requirements for Before Tax Contributions..............33
               (a)   ADP Test...........................................................33
               (b)   Multiple Plans.....................................................34
               (c)   Adjustments to Actual Deferral Percentages.........................34
        6.5    Nondiscrimination Requirements for After Tax and Matching Contributions..35
               (a)   ACP Test...........................................................35
               (b)   Multiple Plans.....................................................35
               (c)   Adjustments to Average Contribution Percentages....................36
        6.6    Multiple Use of Tests....................................................37
               (a)   Aggregate Limitation...............................................37
               (b)   Multiple Plans.....................................................37
               (c)   Correction.........................................................38
               (d)   Application........................................................38
        6.7    Order of Application.....................................................38
        6.8    Code Section 415 Limitations on Maximum Contributions....................38
               (a)   General Limit on Annual Additions..................................38
               (b)   Combined Plan Limitation...........................................38
               (c)   Correction of Excess Annual Additions..............................38
               (d)   Special Definitions Applicable to Code Section 415 Limitations.....40
               (e)   Compliance with Code Section 415...................................41
        6.9    Construction of Limitations and Requirements.............................42

Article VII    INVESTMENT OF ACCOUNTS...................................................42
        7.1    Establishment of Trust Fund..............................................42
        7.2    Investment Funds.........................................................42
               (a)   Named Investment Funds.............................................42
               (b)   Other Investment Funds.............................................43
               (c)   Transition for Investment Funds....................................43
               (d)   Reinvestment of Cash Earnings......................................43
        7.3    Participant Direction of Investments.....................................43
               (a)   Investment of Contributions........................................43
               (b)   Investment of Existing Account Balances............................44
               (c)   Conditions Applicable to Elections.................................44
               (d)   Investments with Distribution Made in Installments.................44



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                                TABLE OF CONTENTS
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
               (e)   Limitations on Participant Directions..............................45
        7.4    Valuations...............................................................45
               (a)   Timing of Valuations...............................................45
               (b)   Valuation of Del Monte Common Stock................................45
        7.5    Voting of Del Monte Common Stock.........................................46

Article VIII   VESTING IN ACCOUNTS......................................................48
        8.1    General Vesting Rule.....................................................48
               (a)   Vested Accounts....................................................48
               (b)   Matching Accounts of Participants..................................48
               (c)   RJR Participants...................................................48
               (d)   Del Monte Information Systems 1992 Employment Transition Plan......48
               (e)   Retirement Savings Accounts........................................48
               (f)   Sale of Pudding Products Business..................................49
        8.2    Vesting Upon Attainment of Normal Retirement Age, Disability or Death....49
        8.3    Timing of Forfeitures and Vesting After Restoration Contributions........49
               (a)   Reemployment and Vesting After Distribution........................49
               (b)   Reemployment and Vesting Before Distribution or After Late
                     Distribution.......................................................50

Article IX     PAYMENT OF BENEFITS......................................................50
        9.1    Benefit Payments upon Separation from Service for Reasons Other than Death...............................................................50
               (a)   General Rule Concerning Benefits Payable...........................50
               (b)   Timing of Distribution.............................................51
               (c)   Restrictions on Distributions from Before Tax and Qualified
                     Accounts...........................................................52
        9.2    Death and Disability Benefits............................................53
               (a)   Prior to Benefit Commencement Date.................................53
               (b)   After Benefit Commencement Date....................................54
               (c)   Disability.........................................................54
        9.3    Form of Distribution.....................................................54
               (a)   Method of Payment..................................................54
               (c)   Mandatory Cash-Out.................................................56
               (d)   Assets Distributed.................................................56
        9.4    Beneficiary Designation..................................................57
               (a)   General............................................................57
               (b)   No Designation or Designee Dead or Missing.........................57
        9.5    Qualified Domestic Relations Orders......................................57
        9.6    Unclaimed Benefits.......................................................58
        9.7    Explanation of Certain Rollover Distributions............................58


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
Article X      WITHDRAWALS WHILE EMPLOYED BY AN AFFILIATE...............................59
        10.1   General Rules for All Withdrawals........................................59
               (a)   Ability to Withdraw................................................59
               (b)   Election to Withdraw...............................................59
               (c)   Minimum Amount of Withdrawals......................................59
               (d)   Frequency of Withdrawals...........................................59
               (e)   Payment of Withdrawal..............................................59
               (f)   Source of Withdrawals..............................................59
        10.2   Withdrawals Before Age 59 1/2 or Disability..............................60
        10.3   Withdrawals After Age 59 1/2 or Disability...............................60
        10.4   Matching Contribution Suspension.........................................61
        10.5   Hardship Withdrawal......................................................62
               (a)   General Requirements for Hardship..................................62
               (b)   Definition of "Hardship"...........................................62
               (c)   Immediate and Heavy Financial Need.................................62
               (d)   Necessary to Satisfy a Financial Need..............................62
               (e)   Ordering of Hardship Withdrawal....................................63
        10.6   Loans to Participants....................................................63
               (a)   Grant of Authority.................................................63
               (b)   Nondiscriminatory Policy...........................................64
               (c)   Minimum Loan Amount................................................64
               (d)   Maximum Loan Amount................................................64
               (e)   Maximum Loan Term..................................................64
               (f)   Terms of Repayment.................................................65
               (g)   Adequacy of Security...............................................65
               (h)   Distributions......................................................65
               (i)   Rate of Interest...................................................65
               (j)   Source of Loan Amounts.............................................65
               (k)   Crediting Loan Payments............................................66
               (l)   Remedies in the Event of Default...................................66
               (m)   Veteran's Reemployment.............................................66

Article XI     CLAIMS...................................................................67
        11.1   Claims Procedure.........................................................67
        11.2   Review Procedure.........................................................67
        11.3   Satisfaction of Claims...................................................67

Article XII    ADMINISTRATION...........................................................68
        12.1   Administrative Committee; Appointment and Term of Office.................68
        12.2   Organization of Administrative Committee.................................68
        12.3   Powers and Responsibility................................................68
        12.4   Records of Administrative Committee......................................69
        12.5   Reporting and Disclosure.................................................69
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        12.6   Construction of the Plan.................................................70
        12.7   Assistants and Advisers..................................................70
        12.8   Investment Committee.....................................................70
        12.9   Direction of Trustee.....................................................71
        12.10  Bonding..................................................................71
        12.11  Indemnification..........................................................71

Article XIII   ALLOCATION OF AUTHORITY AND RESPONSIBILITIES.............................72
        13.1   Controlling Company and Board............................................72
               (a)   General Responsibilities...........................................72
               (b)   Allocation of Authority............................................72
               (c)   Authority of Participating Companies...............................72
        13.2   Administrative Committee.................................................72
        13.3   Investment Committee.....................................................73
        13.4   Trustee..................................................................73
        13.5   Limitations on Obligations of Fiduciaries................................73
        13.6   Delegation...............................................................73
        13.7   Multiple Fiduciary Roles.................................................73

Article XIV    AMENDMENT, TERMINATION AND ADOPTION......................................73
        14.1   Amendment................................................................73
        14.2   Termination..............................................................74
               (a)   Right to Terminate.................................................74
               (b)   Vesting upon Complete Termination..................................74
               (c)   Dissolution of Trust...............................................74
               (d)   Vesting upon Partial Termination...................................75
        14.3   Adoption of the Plan by a Participating Company..........................75
               (a)   Procedures for Participation.......................................75
               (b)   Single Plan........................................................75
               (c)   Authority under Plan...............................................76
               (d)   Contributions to Plan..............................................76
               (e)   Withdrawal from Plan...............................................76
        14.4   Merger, Consolidation and Transfer of Assets or Liabilities..............76
        14.5   Contingent Adoption......................................................77

Article XV     TOP-HEAVY PROVISIONS.....................................................77
        15.1   Top-Heavy Plan Years.....................................................77
        15.2   Determination of Top-Heavy Status........................................77
               (a)   Application........................................................77
               (b)   Special Definitions................................................77
               (c)   Special Rules......................................................79
        15.3   RESERVED.................................................................80
        15.4   Top-Heavy Minimum Contribution...........................................80


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                                TABLE OF CONTENTS
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        15.5   Top-Heavy Minimum Vesting................................................81
        15.6   Adjustments in Code Section 415 Limitations for Top-Heavy Plans..........82
        15.7   Special Effective Date...................................................82
        15.8   Construction of Limitations and Requirements.............................82

Article XVI    MISCELLANEOUS............................................................83
        16.1   Nonalienation of Benefits and Spendthrift Clause.........................83
               (a)   General Nonalienation Requirements.................................83
               (b)   Exception for Qualified Domestic Relations Orders..................83
        16.2   Headings.................................................................84
        16.3   Construction, Controlling Law............................................84
        16.4   No Contract of Employment................................................84
        16.5   Incapacity of Participant or Beneficiary.................................84
        16.6   Heirs, Assigns and Personal Representatives..............................84
        16.7   Title to Assets, Benefits Supported Only by Trust Fund...................84
        16.8   Legal Action.............................................................85
        16.9   No Discrimination........................................................85
        16.10  Severability.............................................................85
        16.11  Exclusive Benefits Refund of Contributions...............................85
        16.12  Predecessor Service......................................................86
        16.13  Plan Expenses............................................................86

Writing Equivalents.....................................................................86

Schedule A     [see Plan Section 1.36 and Section 14.3].................................88

APPENDIX I     SALE OF HAWAIIAN PUNCH..................................................I-1
               1.1   Definitions.......................................................I-1
               1.2   Contributions Cease...............................................I-1
               1.3   Transfer of Accounts..............................................I-1

APPENDIX II    ASSET PURCHASE (CONTADINA SERVICES, INC.)..............................II-1
               2.1   Definitions......................................................II-1
               2.2   Eligibility......................................................II-1
               2.3   Vesting in Accounts..............................................II-2
               2.4   Payment of Benefits..............................................II-2
               2.5   Transfer of Funds................................................II-5

APPENDIX III   ASSET PURCHASE (AGRILINK FOODS, INC.).................................III-1



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                                    ARTICLE I

                                   DEFINITIONS

        For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meanings set forth below unless a different meaning plainly is required by the context.

        1.1 Account shall mean, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary, provided allocations are made to such subaccounts in the manner described in Article V of the Plan. "Account" shall refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

        1.2 ACP or Average Contribution Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of After Tax Contributions and Matching Contributions and, to the extent designated by the Administrative Committee, the Before Tax and/or Qualified Contributions (excluding Before Tax and Qualified Contributions counted for purposes of Section 6.4 and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for such Plan Year, to (ii) such Participant's Testing Compensation for such Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ACP. The ACP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations promulgated thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no After Tax Contributions and no Before Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions or Qualified Contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant's ACP for such Plan Year shall be zero.

        1.3 ACP Tests shall mean the nondiscrimination tests described in
Section 6.5.

        1.4 Active Participant shall mean, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, Active Participation in the Plan since his Employment Date or Reemployment Date.

        1.5 Active Participation shall mean, with respect to any Participant for any Plan Year (or any portion thereof), the making of any Contributions to the Plan or having the Trustee receive on his behalf any Contributions or transfers under the terms of the Plan or maintaining an Account as a Covered Employee prior to a Severance Date.

        1.6 Administrative Committee shall mean the committee which shall act on behalf of the Controlling Company to administer the Plan as provided in Article
XII. The Administrative Committee shall be the plan administrator, as that term is defined in Code Section 414(g); provided, the Controlling Company may act in lieu of the Administrative Committee as it deems appropriate or desirable.

        1.7 ADP or Actual Deferral Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Before Tax Contributions (excluding Before Tax Contributions, if any, designated by the Administrative Committee to be taken into account under Section 6.5(c) to help satisfy the ACP Test or returned to a Participant to correct excess Annual Additions) and, to the extent designated by the Administrative Committee, the Qualified Contributions [excluding Qualified Contributions counted for purposes of Section 6.4(c)] actually paid to the Trustee on behalf of each such Participant for such Plan Year, to (ii) such Participant's Testing Compensation for such Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ADP. The ADP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations promulgated thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before Tax Contributions and receives no allocation of Qualified Contributions, which the Administrative Committee takes into account for purposes of the ADP Tests, such Participants ADP for such Plan Year shall be zero percent.

        1.8 ADP Tests shall mean the nondiscrimination tests described in
Section 6.4.

        1.9 Affiliate shall mean, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a Member of the same controlled group of corporations [within the meaning of Code
Section 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control with [within the meaning of Code Section 414(c)] a Participating Company; (C) is a member of an affiliated service group (as defined in Code
Section 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations promulgated under Code Section 414(o); provided, solely for purposes of Section 6.8, the term "Affiliate" as defined in this section shall be deemed to include corporations that would be Affiliates if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" in each place the latter phrase appears in Code Section 1563(a)(1).

        1.10 After Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to After Tax Contributions.

        1.11 After Tax Contributions shall mean the amounts paid by a Participating Company to the Trust Fund at the election of Participants, all as pursuant to the terms of Section 3.1(b).

        1.12 After Tax Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as an After Tax Contribution, all as provided in Section 3.1(b) and Section 3.1(d).

        1.13 Annual Addition shall mean the sum of the amounts described in
Section 6.8(d)(1).

        1.14 Before Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to his Before Tax Contributions.

        1.15 Before Tax Contributions shall mean the amounts paid by each Participating Company to the Trust Fund at the election of Participants, all pursuant to the terms of Section 3.1(a).

        1.16 Before Tax Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before Tax Contribution, all as provided in Section 3.1(a) and Section 3.1(d).

        1.17 Beneficiary shall mean the person(s) designated in accordance with
Section 9.4 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

        1.18 Board shall mean the board of directors of the Controlling Company. A reference to the board of directors of any other Participating Company shall specify it as such.

        1.19 Break in Service shall mean, with respect to an Employee, a period of 12 consecutive months beginning on a Severance Date or an anniversary of such date, during which an Employee does not complete an Hour of Service. A Break in Service shall be deemed to have commenced on the first day of the year in which it occurs.

        For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall not have a Break in Service until the second anniversary of the first day of such absence from employment, provided that the period between the first and second anniversary of such first day of absence is neither a Year of Service nor a period of severance for any other purpose.

        1.20 Business Day shall mean each day on which the Trustee operates, and is open to the public for, its business.

        1.21 Code shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

        1.22 Company Contribution Account shall mean, collectively, the separate subaccounts established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Company Contributions.

        1.23 Company Contributions shall mean Before Tax, Matching (effective January 1, 1996, Retirement Savings) and Qualified Contributions made by the Participating Companies pursuant to the terms of the Plan.

        1.24 Compensation shall mean and include, for any determination period, base salary, plus the items listed in subsection (a) below, but specifically excluding the items listed in subsection (b) below, plus such other additional forms of compensation as the Committee may determine from time to time; provided, in no event shall the annual Compensation taken into account under this Section exceed $150,000 (as adjusted by the Internal Revenue Service under Code Section 401(a)(17) for cost of living increases):

               (a) Inclusions: Payments to a Participant from or pursuant to the following plans and policies:

                      (i) Overtime pay - Non-Exempt Employees;

                      (ii) Shift Premium Pay;

                      (iii) Vacation with Pay Plan (except those payments described in subsection (b) hereof);

                      (iv) Extra Compensation for Exempt Employees;

                      (v) Paid Holiday Plan;

                      (vi) Funeral Leave Pay Plan;

                      (vii) Paid Absence Policy or other leave of absence policy;

                      (viii) Disability wage Plan (or similar short-term disability plan); and

                      (ix) Compensation deferred pursuant to salary reduction agreements under Code Sections 401(k) or 125 plans;

               (b) Exclusions: Payments to a Participant from or pursuant to the following plans and policies:

                      (i) Educational Assistance Plan;

                      (ii) Del Monte Corporation Retirement Plan for Salaried Employees or the retirement plan for salaried employees (or any successor plans thereto);

                      (iii) Suggestion Plan;

                      (iv) Vacation with Pay Plan payments received in lieu of vacation taken;

                      (v) Annual Incentive Award Plan and any long-term incentive compensation plan or program;

                      (vi) Moving and relocation expenses;

                      (vii) Severance payments, whether in the form of a lump sum, salary continuation or any other form;

                      (viii) Commissions and bonuses;

                      (ix) Payments of prizes won in employee benefit contests;

                      (x) Monthly foreign service premiums and allowances paid by the Company to employees located overseas;

                      (xi) Compensation or awards not monetary in nature;

                      (xii) Payments or economic benefits under programs involving stock options or stock appreciation rights; and

                      (xiii) Any long-term disability plan.

                      In addition to other applicable limitations set forth in
               the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA `93") annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which the Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                      For Plan Years beginning on or after January 1, 1994, any
               reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

                      If Compensation for any prior determination period is
               taken into account in determining an Employee's benefits accruing in the current Plan Year, the

               Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

                      In determining the Compensation of a Participant for
               purposes of the preceding limitations, the following shall apply:
               (1) Compensation shall not include any amounts received by a Participant prior to the first day of the payroll period for which he first becomes an Active Participant following his latest Date of Employment; and (2) for Plan Years beginning before January 1, 1997, in the case of a Participant who is a member of : (i) a 5% owner or (ii) a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year, each as determined under Section 414(q)(6) of the Code, the Participant's Compensation shall include any Compensation received from the Company by such Participant's spouse and any lineal descendants of the Participant who have not attained age 19 before the close of such Plan Year.

        1.25 Contributions shall mean, individually or collectively, the Before Tax, Matching, Qualified, After Tax, (effective January 1, 1996, Retirement Savings,) and Rollover Contributions permitted under the Plan.

        1.26 Controlling Company shall mean Del Monte Corporation, a New York corporation with its principal office in San Francisco, California, and its successors which adopt the Plan.

        1.27 Covered Employee shall mean any Employee described in (a) and not excluded under (b).

               (a) A Covered Employee is an Employee who:

                      (i) has attained age 21;

                      (ii) has completed one Year of Qualification Service or was otherwise eligible to participate in the Plan prior to September 1, 1993; and

                      (iii) is employed by a Participating Company.

               (b) A Covered Employee does not include:

                      (i) an Employee eligible (or who would be eligible but for attainment of any minimum age and/or service) to participate in the Del Monte Certain Hourly Savings Plan;

                      (ii) an Employee who is a nonresident alien with respect to the United States and who derives no earned income from a United States source (unless he has been designated an eligible Employee by the Company);

                      (iii) an Employee whose terms and conditions of employment are determined by a collective bargaining agreement with the Company; and

                      (iv) an Employee who is a "leased employee" as defined in
                      Section 414(n) of the Code and who is required by such Section to be considered an employee of the Company or an Affiliated Company. Notwithstanding the foregoing, if a "leased employee" is reclassified as an employee, years of service as a "leased employee" of the Company or an Affiliated Company shall be considered in computing Vesting Service.

        1.28 Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before Tax or an After Tax Contribution, all as provided in Section 3.1.

        1.29 Defined Benefit Minimum shall mean the minimum benefit level as described in Section 15.4 (d) .

        1.30 Defined Benefit Plan shall mean a plan described in Section 6.3(d)(2).

        1.31 Defined Benefit Plan Fraction shall mean the fraction described in
Section 6.8 (d)(3).

        1.32 Defined Contribution Minimum shall mean the minimum contribution level as described in Section 15.4(c).

        1.33 Defined Contribution Plan shall mean a plan described in Section 6.8(d)(4).

        1.34 Defined Contribution Plan Fraction shall mean the fraction described in Section 6.8(d)(5).

        1.35 Del Monte Common Stock shall mean the common stock of Del Monte Foods Company.

        1.36 Determination Date shall mean the date described in Section 15.2(b)(2).

        1.37 Disability or Disabled shall mean generally the condition of a Participant that has resulted in him being approved for payment of benefits, directly or indirectly, under any long-term disability plan of a Participating Company; such approval shall be made by such person and pursuant to such rules and criteria as are prescribed in the procedures of any such plan. In the event a Participant is not covered by a long-term disability plan of a Participating Company, the Administrative Committee shall determine whether a Participant has suffered a Disability or is Disabled. In making such determination, the Administrative Committee shall use the definitions and criteria established and set forth in the long-term disability plan of the Controlling Company and, if consistent with such criteria, may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee; the decision of the Administrative Committee as to Disability shall be final and binding.

        1.38 Distribution Valuation Date, effective January 1, 1997, shall mean with respect to any distribution pursuant to Article IX, the Valuation Date that is generally the last Valuation Date of the month. From time to time, due to administrative processing, the Distribution Valuation Date may be a Valuation Date that occurs within a reasonable period before or after the last Valuation Date of the month. Effective March 1, 2000, the Distribution Valuation Date is generally the Valuation Date or the Valuation Date next following the day on which the Participant elects a Distribution pursuant to Article IX. From time to time, due to administrative processing, the Distribution Valuation Date may be a Valuation Date that occurs more than one Valuation Date after, but no more than a reasonable time after, the day on which the Participant elects to receive a distribution.

        1.39 Effective Date shall mean January 1, 1990, the date that the Plan initially shall be effective; provided, any effective date specified herein, for any provision, if different from the "Effective Date", shall control. The effective date of participation in the Plan for each Participating Company shall be the date set forth with respect to the Participating Company in Schedule A hereto.

        1.40 Elective Deferrals shall mean, with respect to a Participant for any calendar year, the total amount of his Before Tax Contributions plus such other amounts as shall be determined pursuant to the terms of Code Section 402(g)(3).

        1.41 Employee shall mean any individual who is employed by a Participating Company (including officers, but excluding directors who are not officers or otherwise employees) and shall include those individuals included under subsection (a), but shall in all events exclude those individuals included under subsection (b):

                      (a) (i) leased employees of a Participating Company within the meaning of Code Section 414(n); notwithstanding the foregoing, if leased employees constitute 20 percent or less of a Participating Company's nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term "Employee" shall not include those leased employees covered by a plan described in Code Section 414(n)(5)(B); and

                      (ii) any individual who is employed by an Affiliate
               outside the United States, who is a citizen of the United States and on whose behalf no contributions are made under a funded plan of deferred compensation (other than this Plan, the Retirement Plan for Salaried Employees, the Retirement Plan for Hourly Employees of Del Monte Corporation and any governmental retirement plan) with respect to the remuneration paid to the individual.

(b) an individual performing work in one of the following job classifications:

               (i) "Temporary Employees", defined as individuals who are paid by a non-Affiliate who the Participating Company contracts with on a temporary basis to provide temporary employment services for the Participating Company;

               (ii) "Project Employees", defined as individuals who are paid by a non-Affiliate who the Participating Company contracts with to provide services related to a specific project for the Participating Company;

               (iii) "Independent Contractors", defined as individuals who contract with a Participating Company to perform services according to their own methods only subject to the Participating Company's control as to the final result of their services;

               (iv) "Consultants", defined as individuals who contract with the Participating Company on a case by case basis to provide opinion and expertise to specific matters in the Participating Company;

               (v) Employees who have waived participation in the Plan; and

               (vi) Any other individuals otherwise excluded under the terms of the Plan.

               An individual's status as an Employee shall be determined by the Controlling Company and, subject to the claims procedure described in
        Article XI, such determination shall be conclusive and binding upon all persons.

        1.42 Employment Date shall mean, with respect to any Employee, the date on which he first completes an Hour of Service. In the case of an Employee who incurs a Break in Service and is reemployed, "Employment Date" means: (i) with respect to Service before the Break in Service and with respect to the Break in Service, the date determined pursuant to the preceding sentence; and (ii) with respect to Service after the Break in Service, the date on which he or she first completes an Hour of Service after reemployment.

        1.43 Entry Date shall mean the first day of any payroll period applicable to a Covered Employee during the period in which the Plan remains in effect.

        1.44 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.45 Forfeiture shall mean, for any Plan Year, the dollar amount of an Account of a former Participant which is removed from the Account during such Plan Year and used to reduce Matching, Qualified, Retirement Savings, or Restoration Contributions for such Plan Year.

        1.46 Highly Compensated Employee shall mean an employee [other than a nonresident alien who receives no United States source earned income from an Affiliate, as described in Code Section 414(q)(ii)] of an Affiliate who (i) received Key Employee Compensation in excess of $80,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code) during the Look-Back Year; or (ii) Is or was a 5-percent owner (within the meaning of section 414(q)(2) of the Code) at any time during the Determination Year or the Look-Back Year.

               (a) "Determination Year" shall mean the Plan Year for which the determination is being made, and "Look-Back Year" shall mean the Plan Year immediately preceding the Determination Year.

        1.47 Hour of Retirement Service shall mean, effective January 1, 1996, the increments of time described in subsection (a) hereof, as modified by subsections (b) and (c) hereof:

               (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

               (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

                      (i) No more than 501 Hours of Retirement Service shall be
               credited under this subsection (b) to an Employee for any single continuous period during which he performs no duties as an employee of an Affiliate (whether or not such period occurs in a single computation period);

                      (ii) An hour for which an Employee is directly or
               indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an employee of an Affiliate shall not be credited as an Hour of Retirement Service if such payment is made or due under a plan maintained solely to comply with applicable workers' compensation, unemployment compensation or disability insurance laws; and

                      (iii) Hours of Retirement Service shall not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

               For purposes of this subsection (b), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

               (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Retirement Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c); and, provided further, crediting of Hours of Retirement Service for back pay awarded or agreed to with respect to periods described in subsection (b) shall be subject to the limitations set forth in that subsection.

               Effective January 1, 1997, crediting of Hours of Retirement Service on account of any period during which an Employee performs no duties or is awarded back pay shall be allocated ratably over such period. The rate or manner used for crediting Hours of Retirement Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purpose of the Plan; provided, no change shall be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made; and, provided further, Hours of Retirement Service shall be credited and determined in compliance with Department of Labor Regulations Section 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.

        1.48 Hour of Service shall mean an hour for which an individual is paid or entitled to payment for the performance of duties for any Affiliate as an employee during any period of employment. The determination of hours of service shall be consistent with the minimum requirements of Department of Labor Regulation Section 2530.200b-2.

        1.49 Investment Committee shall mean the committee which shall act on behalf of the Controlling Company with respect to making and effecting investment decisions, all as provided in Article XII. Unless the Controlling Company specifies otherwise, the Administrative Committee shall serve as the Investment Committee. The Controlling Company may act in lieu of the Investment Committee as it deems appropriate or desirable.

        1.50 Investment Fund or Funds shall mean one or more investment funds designated by the Investment Committee from time to time for the investment of assets held in the Trust Fund for the Plan pursuant to the terms of Section 7.2.

        1.51 Key Employee shall mean the persons described in Section
15.2(b)(3).

        1.52 Key Employee Compensation shall mean compensation as defined in
Section 6.1(c).

        1.53 Leave of Absence shall mean an excused leave of absence of up to 12 months (including but not limited to a Maternity or Paternity Leave) granted to an employee by an Affiliate; provided: an employee who leaves the service of an Affiliate, voluntarily or involuntarily, to enter the Armed Forces of the United States shall be granted a leave of absence for the period of such service; provided, (i) the Employee is legally entitled to reemployment the veteran's reemployment rights provisions as codified at 38 USC Section 2021, et seq., its predecessors and successors; and (ii) the employee applies for and reenters service with an Affiliate within the time, in the manner and under the conditions prescribed by law.

        1.54 Limitation Year shall mean the 12-month period ending on each December 31, which shall be the "limitation year" for purposes of Code Section 415 and the regulations promulgated thereunder.

        1.55 Matching Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.

        1.56 Matching Contributions shall mean the amounts paid by each Participating Company to the Trust Fund as a match to Participants' Before Tax and After Tax Contributions, all as pursuant to the terms of Section 3.2.

        1.57 Maternity or Paternity Leave shall mean any period approved by a Participating Company, beginning on or after January 1, 1985, during which an Employee is absent from work as an employee of an Affiliate (i) because of the pregnancy of such Employee; (ii) because of the birth of a child of such Employee; (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

        1.58 Maximum Deferral Amount shall mean $7,000, as adjusted from time to time in accordance with Code Section 402(g)(5) (e.g., for 1992, the amount is adjusted to $8,728).

        1.59 Named Fiduciary shall mean the Controlling Company, the Board, the Trustee, the Administrative Committee and the Investment Committee.

        1.60 Non-Key Employee shall mean the persons described in Section 15.2(b)(4).

        1.61 Normal Retirement Age shall mean age 65.

        1.62 Participant shall mean any person who is eligible for participation in the Plan pursuant to the provisions of Article II.

        1.63 Participating Company shall mean each company which has adopted or hereafter may adopt the Plan for the benefit of its employees or a specified unit of its employees and which continues to participate in the Plan, all as provided in Section 14.3. The term shall not include any foreign corporations or units thereof other than a unit consisting exclusively of Employees who are U.S. citizens on a U.S. payroll of an Affiliate.

        1.64 Permissive Aggregation Group shall mean the group of plans described in Section 15.2(b)(5).

        1.65 Plan shall mean the Del Monte Savings Plan as contained herein and all amendments thereto. The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k).

        1.66 Plan Year shall mean the 12-month period ending on each December
31.

        1.67 Qualified Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Qualified Contributions.

        1.68 Qualified Contributions shall mean the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.3.

        1.69 Qualified Spousal Waiver shall mean a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public, which consents to the payment of all or a specified portion of a Participant's death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant's Beneficiary under the Plan. A Qualified Spousal Waiver shall be valid only with respect to the Spouse who signs it and shall apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver shall be irrevocable unless revoked by the Participant by way of (i) a written statement executed by the Participant and delivered to the Administrative Committee or (ii) a written revocation of the nonspouse Beneficiary designation to which such Spouse has consented; provided, any such revocation must be received by the Administrative Committee prior to the Participant's date of death.

        Provided, however, that effective December 19, 1997, the first sentence of Section 1.94 is amended to read as follows:

               "Qualified Spousal Waiver shall mean a written election executed by a Spouse, delivered to the Administrative Committee in a form satisfactory to the Administrative Committee and witnessed by a notary public, which consents, as applicable, to (i) the payment of all or a specified portion of a Participant's death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant's Beneficiary under the Plan, or
        (ii) the payment of a benefit in the form of an annuity option described in Appendix II, Section 9.3(a)(8)(iii) and which meets the requirements of Section 417 of the Code."

        1.70 Required Aggregation Group shall mean the group of plans described in Section 15.2(b)(6).

        1.71 Restoration Contributions shall mean the amounts paid to the Trust Fund by or on behalf of a rehired individual pursuant to the terms of Section 8.3.

        1.72 Retired or Retirement shall mean, effective January 1, 1996, for purposes of Section 3.4, an Employee's Severance Date (a) after attaining at least age 55 and 10 Years of Service or (b) upon or after attaining Normal Retirement Age.

        1.73 Retirement Savings Account shall mean, effective January 1, 1996, the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Retirement Savings Contributions.

        1.74 Retirement Savings Compensation shall mean, effective January 1, 1996, the compensation of a Covered Employee for each pay period during a Plan Year for which the Employee satisfies both Section 3.4(a)(ii) and (iii), as reported on IRS Form W-2 (determined in accordance with Section 1.415-2(d)(11)(i)), increased by all elective contributions for such periods made by the Company on behalf of the Covered Employee under Code sections 125, 402(e)(3), 402(h) or 403(b), subject to the following:

               (a) In no event shall Retirement Savings Compensation for a Plan Year exceed $150,000, as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. If an Eligible Covered Employee's Retirement Savings Compensation is based on less than a full Plan Year, the foregoing limitation will be multiplied by a fraction, the numerator of which is the number of months during which the Covered Employee was an Eligible Covered Employee and the denominator of which is 12.

               (b) In the case of an Eligible Covered Employee who becomes Disabled during a Plan Year, his Retirement Savings Compensation shall be the sum of (i) his Retirement Savings Compensation determined above for the period prior to his Disability and (ii) his base hourly rate of pay immediately prior to Disability for the number of weeks in the Plan Year during which he was Disabled based on 40 hours per week. For each Plan Year that an Eligible Covered Employee continues to be Disabled prior to any distribution of his Retirement Savings Account, his Retirement Savings Compensation shall be his base hourly rate of pay immediately prior to Disability multiplied by 2,080 hours. For the Plan Year during which he attains Normal Retirement Age (or ceases to receive benefits under the Del Monte Long Term Disability Plan ("LTD"), if later), his Retirement Savings Compensation shall be prorated for the number of weeks in the Plan Year prior to his attainment of Normal Retirement Age (or cessation of LTD benefits, if later) based on 40 hours per week. After distribution of his Retirement Savings Account, a Participant shall no longer be considered Disabled for purposes of this Plan.

               (c) In the case of a Covered Employee who transferred employment during a Plan Year, his Retirement Savings Compensation for that portion of the Plan Year during which he was an active participant in the Del Monte Corporation Retirement Plan for Salaried Employees, the Del Monte Corporation Southeast Distribution Center Retirement Plan, or the Retirement Savings portion of the Del Monte Certain Hourly Savings Plan shall be excluded from Retirement Savings Compensation under this Plan.

               (d) Effective January 1, 1996, in the case of a Covered Employee who first satisfies the requirements of Section 1.27(b)(i) and (ii) during a Plan Year, Retirement Savings Compensation shall include compensation during that period of the Plan Year coincident with the period for satisfying Section 1.27(b)(i) and (ii).

        1.75 Retirement Savings Contributions shall mean, effective January 1, 1996, the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.4.

        1.76 RJR Plan shall mean the Del Monte Savings-Investment Plan for Regular, Full-Time Employees as sponsored by RJR Nabisco, Inc., and as in effect on December 31, 1989.

        1.77 Rollover Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.

        1.78 Rollover Contributions shall mean the amounts contributed to the Trust Fund as "rollover" contributions as defined in Code Section 402 and, effective January 1, 1993, in compliance with Code Section 401(a)(31); provided, that no such amount that is distributed from an individual retirement account as defined in Code Section 408(a) may be contributed as a rollover amount. An amount shall be treated as a Rollover Contribution only to the extent that its acceptance by the

Trustee is permitted under the Code (including the regulations and rulings promulgated thereunder).

        1.79 Seasonal Employee shall mean, effective January 1, 1996, an Employee who is classified as "seasonal" by the Company for a job in which the Employee is not expected to be actively employed continuously but to be employed for limited periods of time and laid off, with recall rights, based on recurring events such as a processing season. All other Employees are classified as non-Seasonal.

        1.80 Section 415 Compensation shall mean compensation as defined in
Section 6.1(a).

        1.81 Severance Date shall mean the earlier of: (i) the date of termination of the employment of an employee by an Affiliate or Participating Company; or (ii) the first anniversary of the day following the last day such employee is first absent from his place of employment (with or without pay) for any reason other than termination, such as, without limitation, vacation, holiday, Leave of Absence or layoff.

        In the case of the sale by the Controlling Company or an Affiliate of all or substantially all of the assets used in a trade or business that employs an Employee, or in the case of the sale by the Controlling Company or an Affiliate of stock or other ownership interests in such Employee's employer, a Severance Date shall occur with respect to such Employee if the Committee determines that, as of the date following such sale, (i) the Employee is no longer employed by the Controlling Company or an Affiliate, and the new employer is not an Affiliate, (ii) neither the new employer nor any member of its controlled group [within the meaning of Code Sections 414(b), (c), (m) or (o)] maintains the Plan or any successor to the Plan with respect to the Employee,
(iii) the Plan does not transfer any assets or liabilities with respect to the Employee to a qualified retirement plan of the new employer, and (iv) in the case of a sale of stock or other ownership interest, the Controlling Company continues to maintain the Plan after the sale.

        1.82 Spouse or Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant's death. In addition, a Participant's former spouse shall be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

        1.83 Testing Compensation shall mean compensation as defined in Section 6.1(b).

        1.84 Top-Heavy Group shall mean the group of plans described in Section 15.2(b)(7).

        1.85 Top-Heavy Plan shall mean a plan to which the conditions set forth in Article XV apply.

        1.86 Trust or Trust Agreement shall mean the separate agreement between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

        1.87 Trustee shall mean the party or parties so designated from time to time pursuant to the Trust Agreement.

        1.88 Trust Fund shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) in regard to the Plan at any time under the Trust Agreement.

        1.89 Valuation Date shall mean each Business Day; provided, the value of an Account or the Trust Fund on a day other than a Business Day shall be the value determined for the immediately preceding Business Day. From time to time, the Committee may designate specific Valuation Dates (such as the last Valuation Date of a calendar month) for specific purposes (such as for distributions).

        1.90 Vesting Service shall mean all Years of Service as an employee of any Affiliate.

        1.91 Withdrawal Valuation Date shall mean, effective January 1, 1997, with respect to any withdrawal pursuant to Article X, the Valuation Date that is generally the last Valuation Date of the week for which a Participant's form on which he has elected to make a withdrawal pursuant to Article X is processed. From time to time, due to administrative processing, the Withdrawal Valuation Date may be a Valuation Date that occurs within a reasonable period before or after the last Valuation Date of the week.

        Effective March 1, 2000, Withdrawal Valuation Date shall mean, with respect to any withdrawal pursuant to Article X, the Valuation Date this is generally the Valuation Date or the Valuation Date next following the day on which the Participant elects a Withdrawal pursuant to Article X. From time to time, due to administrative processing, the Withdrawal Valuation Date may be more than one Valuation Date after, but not more than a reasonable time after, the day on which the Participant elects the withdrawal.


        1.92 Year of Retirement Savings Service shall mean, effective January 1, 1996, the 12-month period comprising a Plan Year during which an Employee completes at least 1,000 Hours of Retirement Service determined in the same manner as a Year of Qualification Service is determined on the basis of a Plan Year, using applicable equivalencies where needed. For purposes of this section, a Break in Service occurs with a Plan Year in which the Employee completes no more than 500 Hours of Retirement Service but not including a Plan Year the last day of which the individual is on an authorized Leave of Absence. For purposes of determining whether a Break in Service has occurred, an Employee absent from work due to a Maternity or Paternity Leave shall be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in (i), 8 Hours of Retirement Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Retirement Service credited for this purpose shall not exceed 501 hours. Hours of Retirement Service on account of a Maternity or Paternity Leave shall only be required to be credited in the Plan Year in which the Maternity or Paternity Leave begins, if crediting of such hours is necessary to prevent a Break in Service in that Plan Year; otherwise, such hours shall be credited in the following Plan Year.

        1.93 Year of Service shall mean the number of whole and fractional years of service commencing on the employee's Employment Date and ending on his Severance Date, subject to the following provisions:

               (a) Service prior to the Effective Date for any Participant who was a participant in the RJR Plan shall be included in Vesting Service and shall mean all years of service recognized by the RJR Plan as of the Effective Date. For Vesting Service, service recognized by the RJR Plan with respect to a Participant shall also be included if (x) assets and liabilities would have been transferred with respect to such Participant if he would have had an account balance under such other plan but for the fact that he had not met the minimum participation requirements of such other plan at the time of such transfer, or (y) the liabilities transferred with respect to such Participant are contingent because (1) such Participant terminated employment with the employer that sponsored such other plan prior to acquiring a vested interest in his accrued benefit thereunder, and (2) the transfer occurs prior to forfeiture of his accrued benefit under such other plan's break in service rules.

               (b) Service shall not include any period of employment with an Affiliate prior to the time such company became an Affiliate, unless specifically provided otherwise by the Administrative Committee.

               (c) Service shall include any period of time prior to a Break in Service unless the employee was not vested in his Matching Account prior to the Break in Service or the number of consecutive 1-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of Years of Service prior to such Break in Service.

               (d) If a former employee is rehired after a 1-year Break in Service and his prior Severance Date was on or before December 31, 1984, and he completes 1 Year of Service after his latest Employment Date, none of the Years of Service he earns after his latest Employment Date shall apply to his Matching Account accrued before such Break in Service (and, thus, any portion of his Matching Account which was forfeited due to such Break in Service shall remain forfeited). This subsection (d) shall apply even if his Years of Service prior to his Break in Service are recognized under subsection (c) above.

               (e) If a former employee is rehired after one or more consecutive 1-year Breaks in Service and his prior Severance Date was on or after January 1, 1985, and he completes 1 Year of Service after his latest Employment Date, Years of Service after his latest Employment Date shall count in vesting his Matching Account which was not vested at the time of such Severance Date as long as the employee has not incurred 5 or more consecutive 1-year Breaks in Service prior to such latest Employment Date.

               (f) If an employee, who was not a Covered Employee but who was covered by a plan of an Affiliate which used the hours of service method of measuring service, transfers to the status of Covered Employee, his Years of Service shall include:

                      (i) a number of years equal to the Years of Service
               credited to the employee under the Del Monte Savings Investment Plan for Certain Hourly

               Employees or the Del Monte Certain Hourly Savings Plan (or such other plan as designated by the Administrative Committee) before the computation period during which the transfer occurs; and

                      (ii) the greater of (A) the Years of Service that would be credited to such employee under the elapsed time method during the computation period in which the transfer occurs or (B) the service taken into account under the computation periods method of Department of Labor Regulation Section 2530.200b-1 as of the date of transfer; and

                      (iii) service after such transfer commencing on the day
               after the last day of the computation period in which the transfer occurs.

               (g) Service shall include any period or time during which an employee was absent from service with an Affiliate due to a Leave of Absence.

               (h) Separate Years of Service shall be aggregated on the basis of days.

        1.94 Year of Qualification Service shall mean a 12-month period in which an Employee has 1,000 Hours of Service, beginning with his Date of Employment and ending on the first anniversary thereof. If the Employee fails to complete 1,000 Hours of Service, but does not incur a Break in Service during such period, a second computation of a Year of Qualification Service shall be made on the basis of the Plan Year in which the first anniversary of the Employee's Date of Employment falls. Thereafter, and unless the Employee incurs a Break in Service, a Year of Qualification Service shall be determined on a Plan Year basis.

        For Employees for whom records are routinely maintained for the purpose of recording Hours of Service, Hours of Service shall be determined by the Participating Company on the basis of records of hours worked or paid for or on such other reasonable basis as the Participating Company may adopt.

        For Employees for whom records are not routinely maintained for the purpose of determining Hours of Service and for whom the Participating Company does not routinely keep a record of actual hours worked or paid for, Hours of Service shall be determined by the Employee's payroll period on a daily, weekly, semi-monthly or monthly basis as follows:

               (i) If a daily basis is used, the Employee shall be credited with ten (10) Hours of Service for each day which includes at least one Hour of Service;

               (ii) If a weekly basis is used, the Employee shall be credited with forty-five (45) Hours of Service for each week which includes at least one Hour of Service;

               (iii) If a semi-monthly basis is used, the Employee shall be credited with ninety-five (95) Hours of Service for each semi-monthly period which includes at least one Hour of Service; or

               (iv) If a monthly basis is used, the Employee shall be credited with one hundred ninety (190) Hours of Service for each calendar month which includes at least one Hour of Service.

        The exact basis for determining the number of Hours of Service to be credited to any Employee shall be determined by the Participating Company, but the same basis shall be used for all similarly situated Employees.

                                   ARTICLE II

                                   ELIGIBILITY

        2.1    Initial Eligibility Requirements.

               (a) General Rule. Except as provided in subsections (b), (c) and
        (d) hereof, every Covered Employee shall be eligible to become an Active Participant in the Plan on the Entry Date coinciding with or next following the date on which he first becomes a Covered Employee.

               (b) RJR Plan Participants. Each Covered Employee who was an active participant in the RJR Plan on the day immediately preceding the Effective Date shall be an Active Participant in the Plan in accordance with the terms of the Plan as of the Effective Date. In addition, each Covered Employee who was eligible to participate in the RJR Plan on the day immediately preceding the Effective Date shall be eligible to participate in the Plan as of the Effective Date.

               (c) New Participating Companies. For employees of companies that become Participating Companies after the Effective Date, each designated Covered Employee or designated unit of Covered Employees employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall be eligible to become an Active Participant as of such Participating Company's effective date under the Plan.

               (d) Enrollment. An eligible Covered Employee may become an Active Participant in the Plan as of any Entry Date by completing and submitting to the Administrative Committee a Deferral Election on which he elects the percentage of Compensation he wishes to contribute to the Plan and the manner in which he wishes his Contributions to be invested (effective January 1, 1996, including his Retirement Savings Contributions in accordance with Section 3.4). Simultaneously, the Participant shall complete and submit a beneficiary designation form.

        2.2 Participation Upon Reemployment. If a Participant separates from service with a Participating Company (and all other Participating Companies), his Active Participation in the Plan shall cease immediately, and he again shall be eligible to become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

        2.3 Change in Status.

               (a) Change to Covered Employee Status. If an Employee who is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he shall be eligible to become an Active Participant on the Entry Date coinciding with or next following the date he becomes a Covered Employee.

               (b) Loss of Covered Employee Status. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his Active Participation in the Plan shall cease immediately, and he shall again become eligible to become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

               (c) Can Manufacturing Sale. As of the Closing Date, as defined under the terms of the Purchase Agreement between the Controlling Company and Silgan Containers Corporation ("Silgan") dated September 3, 1993 (the "Purchase Agreement"), participation by each Affected Employee, as defined in the Purchase Agreement, participating in the Plan ceases but the Closing Date shall not be treated as a Severance Date and, in accordance with the Purchase Agreement, the assets and liabilities for each Affected Employee are to be transferred to a successor plan maintained by Silgan or one of its affiliates.

               (d) Pudding Products Sale. Effective November 26, 1995, an Employee who is a Transferred Employee, as defined in the Asset Purchase Agreement by and between the Company and Kraft Foods, Inc. (the "Sale Agreement") shall cease to be an Eligible Employee as of the Closing Date under the Sale Agreement, but shall be deemed to have attained a Period of Service of sixty (60) months as of such Closing Date, entitling such Employee to a benefit no less than a vested benefit under
        Article VIII.

               (e) Veteran's Reemployment. Effective for reemployment of individuals on or after December 12, 1994 and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE III

                                  CONTRIBUTIONS

        3.1 Before Tax and After Tax Contributions.

               (a) Before Tax Contributions. Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each payroll period for which such Active Participant has a Before Tax Deferral Election in effect with such Participating Company, a Before Tax Contribution in an amount equal to the amount by which such Active Participant's Compensation has been reduced for such period pursuant to his Before Tax Deferral Election. The amount of the

        Before Tax Contribution shall be determined in increments of 1 percent of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a maximum of 10 percent; provided, the maximum limitations in Article VI shall apply.

               (b) After Tax Contributions. Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each payroll period for which such Active Participant has an After Tax Deferral Election in effect with such Participating Company, an After Tax Contribution in an amount equal to the amount by which such Active Participant's Compensation has been reduced for such payroll period pursuant to such After Tax Deferral Election. The amount of such After Tax Contribution shall be determined in increments of 1 percent of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a maximum of the difference between 16 percent and the percentage of his Compensation which is paid as a Before Tax Contribution for such period; provided, the maximum limitations in Sections 6.5 and 6.8 shall apply.

               (c) Contributions Which Exceed Maximum Deferral Amount. To the extent that the amount of an Active Participant's Before Tax Contributions made for a calendar year pursuant to such Active Participant's Before Tax Deferral Election would exceed the Maximum Deferral Amount if such Before Tax Contributions are continued, those Before Tax Contributions in all respects will be deemed to be After Tax Contributions and will be treated as if such Active Participant elected to make such After Tax Contributions in accordance with the terms of subsection (b) hereof; provided, the maximum aggregate percentage of Compensation which may be contributed for any payroll period as After Tax Contributions pursuant to the terms of this subsection and subsection (b) hereof is the lesser of (i) the total of the percentage elected under the Before Tax Deferral Election and any concurrently effective After Tax Deferral Election and (ii) 16 percent.

               (d) Deferral Elections. Each Active Participant, who desires that his Participating Company make a Before Tax and/or After Tax Contribution on his behalf, shall complete and deliver to the Participating Company (or its designee) a Before Tax Deferral Election and/or an After Tax Deferral Election, respectively. Such Deferral Election shall provide for the reduction of his Compensation for each payroll period ending or occurring while he is an Active Participant. The Administrative Committee, in its sole discretion, shall prescribe the form of all Deferral Elections and may prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to Deferral Elections:

                       (1) Effective Date. For Active Participants who were
               participating in the RJR Plan immediately prior to the Effective Date, existing deferral elections continued in effect as initial elections under the Plan. Otherwise, an Active Participant's initial Deferral Election with a Participating Company shall be effective for the first available payroll which ends following receipt and processing of the Deferral Election by the Administrative Committee. If an Active Participant fails to submit an initial Deferral Election in a timely manner, he shall be deemed to have elected a deferral of zero percent until an effective Deferral Election has been made.

                      (2) Term. Each Active Participant's Deferral Election with a Participating Company shall remain in effect in accordance with its original terms until the earlier of (A) the date the Active Participant ceases to be a Covered Employee, (B) the date the Active Participant revokes such Deferral Election pursuant to the terms of subsection (d)(3) hereof, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election pursuant to the terms of subsection (d)(4) or
               (d)(5) hereof. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of (A), (B) or (C) of the preceding sentence.

                      (3) Revocation. An Active Participant's Deferral Election
               shall terminate upon his ceasing to be a Covered Employee. In addition, at any time, an Active Participant may revoke his Before Tax or After Tax Deferral election by written notice of revocation to the Administrative Committee and such revocation shall be effective as soon as administratively feasible after receipt of such revocation. An Active Participant who revokes a Before Tax or After Tax Deferral Election may make a new Deferral Election, effective for the next available payroll period ending after the new Deferral Election is made.

                       (4) Modification by Participant. An Active Participant
               may modify any of his existing Deferral Elections at any time to increase or decrease the percentage of his Before Tax or After Tax Contributions by making a new Deferral Election, effective for the next available payroll period ending after the new Deferral Election is made.

                      (5) Modification by Administrative Committee.
               Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Before Tax or After Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.

        3.2 Matching Contributions. For each Active Participant on whose behalf a Participating Company has made, with respect to a payroll period, any Before Tax and/or After Tax Contributions, such Participating Company shall make, with respect to such payroll period, a Matching Contribution equal to 50 percent of the aggregate amount of such Before Tax and After Tax Contributions; provided, the total amount of the Matching Contributions which a Participating Company shall make for any Active Participant for any payroll period shall not exceed 3 percent of such Active Participant's Compensation paid by such Participating Company for such payroll period (i.e., the 50-percent Matching Contribution will not be applied to the amount of Before Tax and/or After Tax Contributions which exceed 6 percent of a Participant's Compensation), nor shall such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in
Section 6.5 or Section 6.8. Notwithstanding anything contained herein to the contrary, no Matching Contributions shall be made on behalf of a Participant during any period of suspension following a withdrawal, pursuant to Article X.

        3.3 Qualified Contributions. To the extent and in such amounts (but only to the extent and in such amounts) as the Administrative Committee, in its sole discretion, deems desirable or helpful as a method to help satisfy the ADP and/or ACP Tests for any Plan Year and subject to the requirements and limitations set forth in Sections 6.4 and 6.5, each Participating Company shall make a Qualified Contribution for a Plan Year.

        3.4 Retirement Savings Contributions. This Section 3.4 is effective January 1, 1996.

               (a) Eligibility for Retirement Savings Contributions. For each Plan Year, each Covered Employee who satisfies the following shall be eligible for allocation of Retirement Savings Contributions to his Retirement Savings Account. An Eligible Covered Employee:

                      (i) After December 31, 1999, is a non-Seasonal hourly
               Covered Employee on the last day of the Plan Year or otherwise satisfies this provision under the terms of Section 3.4(d); and

                      (ii) Prior to January 1, 2000, is a non-Seasonal hourly
               Covered Employee on the last day of the Plan Year or otherwise satisfies this provision under the terms of Section 3.4(d), who is not employed at the Southeast Distribution Center in Birmingham, Alabama; and

                      (iii) first had an Employment Date (including an
               Employment Date following rehire) or first transferred from a non-Covered Employee status to a position otherwise eligible under this subsection (a) after December 31, 1995 or ceased active participation in the Del Monte Corporation Retirement Plan for Hourly Employees on December 31, 1995; and

                      (iv) completed a Year of Retirement Savings Service for
               the Plan Year, except that a Covered Employee who died, Retired or was Disabled (prior to his Normal Retirement Age or cessation of LTD benefits, if later) during a Plan Year shall be deemed to have completed a Year of Retirement Savings Service for that Plan Year.

               (b) Retirement Savings Contributions. For each Plan Year, a Participating Company shall make a Retirement Savings Contribution to the Plan on behalf of its Eligible Covered Employees under Section 3.4(a) above. The Retirement Savings Contribution for an Eligible Covered Employee is determined by multiplying the percentage set forth below based on attained age at the end of the Plan Year by the Eligible Covered Employee's Retirement Savings Compensation for the Plan Year:

                                                    Percent of Retirement
                          Attained Age              Savings Compensation
                          ------------              --------------------
                        prior to age 35                      2%
                        age 35 through 44                    3%
                        age 45 through 54                    4%
                        age 55 and over                      5%

               (c) Limitation on Contributions. In no event shall the contributions by the Controlling Company and its Affiliates under this
        Section 3.4 be greater than the amount permissible under Article VI or deductible by the Controlling Company or its Affiliates for federal income tax purposes for the taxable year with respect to which the contributions are made, plus such additional amount as may be deductible by reason of a deduction carry forward from any prior year or years when less than the maximum deductible amount was actually contributed.

               (d) Last Day of Plan Year Requirement. Effective January 1, 1996, an Employee who was a non-Seasonal Covered Employee during the Plan Year but not an active non-Seasonal Covered Employee on the last day of the Plan Year may otherwise satisfy Section 3.4(a)(i) if he:

                      (i) died or Retired during the Plan Year;

                      (ii) is Disabled and by the last day of the Plan Year has
               not attained his Normal Retirement Age or ceased eligibility for the Del Monte Long Term Disability Plan ("LTD"); or

                      (iii) is an Employee on the last day of the Plan Year who
               is actively employed.

        3.5 Form of Contributions. All Contributions shall be paid to the Trustee in the form of cash or cash equivalents acceptable to the Trustee or Del Monte Common Stock. The amount needed for Matching, Qualified, (effective January 1, 1996, Retirement Savings) and Restoration Contributions for a Plan Year shall be reduced by the amount of any Forfeitures available for reallocation during that Plan Year.

        3.6 Timing of Contributions.

               (a) Before Tax and/or After Tax Contributions. Each Participating Company which withholds Before Tax and/or After Tax Contributions from an Active Participant's paychecks pursuant to a Deferral Election shall pay such Before Tax and/or After Tax Contributions to the Trustee as of the earliest date (not to exceed 90 days from the date on which such amounts otherwise would have been payable to such Active Participants in cash) on which such Contributions can reasonably be segregated from the Participating Company's general assets.

               Provided, however, that effective February 3, 1997, the preceding parenthetical is deleted and replaced with the following:

               "(no later than the 15th business day of the month following the month such amounts otherwise would have been paid to such Active Participants)."

               (b) Matching and Qualified Contributions. Each Participating Company shall pay its Matching and Qualified Contributions to the Trustee pursuant to the terms of Sections 3.2 and 3.3, but no later than
        (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Matching and Qualified Contributions relate, or (ii) on or before such other date as shall be within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Matching and Qualified Contributions; provided, in the event the amount of Qualified Contributions cannot be calculated by the latest date described hereinabove, such Qualified Contributions may be made at a later date which is on or before the last day of the Plan Year following the Plan Year to which such Qualified Contributions relate.

               (c) Retirement Savings Contributions. Effective January 1, 1996, each Participating Company shall pay its Retirement Savings Contributions to the Trustee pursuant to the terms of Section 3.4 but no later than (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Retirement Savings Contributions relate, or (ii) on or before such other date as shall be within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Retirement Savings Contributions.

        3.7 Contingent Nature of Company Contributions. Notwithstanding Section
3.1 and subject to the terms of Section 16.11, each Company Contribution made to the Plan by a Participating Company is made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Company Contribution is made.

        3.8 Restoration Contributions.

               (a) Restoration upon Buy-Back. If a Participant who is not vested in his Matching Account (effective January 1, 1996, and/or his Retirement Savings Account) has received a distribution of his entire vested Account in a manner described in Section 8.3(a) [such that he forfeited his nonvested Matching Account (effective January 1, 1996, and/or his Retirement Savings Account) in accordance with the terms of
        Section 8.3(a)], and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive 1-year Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive 1-year Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.

               (b) Restoration of Other Forfeitures. If a Participant has forfeited his nonvested Matching Account (effective January 1, 1996, and/or his Retirement Savings Account) in accordance with Section 8.3(b), and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive 1-year Breaks in Service, his Matching Account (effective January 1, 1996, and/or his Retirement Savings Account) shall be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, as determined pursuant to the terms of Section 8.3(b).

               (c) Restoration Contribution. The assets necessary to fund the Account of the rehired individual (in excess of the amount of the repayment, if any) shall be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or in which the individual is rehired (if subsection (b) hereof applies), and shall be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) Contributions by the Participating Companies. If Restoration Contributions are made by the Participating Companies, each Participating Company's portion of that Contribution shall be equal to the product of (i) the amount of the Restoration Contribution, and (ii) a fraction, the numerator of which is the amount of Matching Contribution made by such Participating Company for the Plan Year in which the Restoration Contribution is made, and the denominator of which is the total amount of all Matching Contributions made by all Participating Companies for such Plan Year. However, effective as of January 1, 1996, if Restoration Contributions are made by the Participating Companies, each Participating Company's portion of that Contribution shall be equal to the product of (i) the amount of the Restoration Contribution, and (ii) a fraction, the numerator of which is, for Matching Contributions, the amount of Matching Contributions or, for Retirement Savings Contributions, the amount of Retirement Savings Contributions made by such Participating Company for the Plan Year in which the Restoration Contribution is made, and the denominator of which is for Matching Contributions, the total amount of all Matching Contributions, or, for Retirement Savings Contributions, the total amount of all Retirement Savings Contributions made by all Participating Companies for such Plan Year.

               (d) Notice of Buy-Back Rights. It shall be the duty of the Administrative Committee to give timely notification to any rehired individual who is eligible to make a repayment of his right to make such repayment in accordance with this section and of the consequences of not making such repayment; namely that the nonvested portion of the benefits accrued under the Plan during his previous employment will not be restored by the Plan, will remain forfeited, and will not become vested even though he may perform additional years of Vesting Service.

                                   ARTICLE IV

                                    ROLLOVERS

        4.1 Rollover Contributions.

               (a) Request by Participant. An Active Participant, or, solely for purposes of this Article, an Employee who would be a Covered Employee if he had attained age 21 and had completed a Year of Qualification Service, may make a written request to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Participant or to which such Participant is entitled. Such written request shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution.

               (b) Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings promulgated thereunder), the Administrative Committee, in its sole discretion, may permit such a Rollover Contribution to be accepted at any time by the Trustee and allocated as of the Valuation Date coincident with or next following the date such Rollover Contribution is accepted to a Rollover Account of such Active Participant. Unless the Administrative Committee permits otherwise, all Rollover Contributions shall be made in cash. Decisions by the Administrative Committee concerning the acceptability and form of a Rollover Contribution shall be based on objective criteria which shall be uniformly applied to all Participants.

               (c) Mistaken Rollover. If the Administrative Committee becomes aware that a Rollover Contribution did not qualify under the Code as a tax-free rollover, then as soon as reasonably possible the Administrative Committee shall direct that the Participant's Rollover Account shall be (i) segregated from all other Plan assets, (ii) treated as a non-qualified trust established by and for the benefit of the Participant, and (iii) distributed to the Participant. Such mistaken Rollover Contribution shall be deemed never to have been a part of the Plan. The Administrative Committee may take any action so that such mistaken Rollover Contribution shall not adversely affect the tax qualification of the Plan under the Code.

        4.2 Direct Rollovers. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (a) Definition - Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee of the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (b) Definition - Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (c) Definition - Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (d) Definition - Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

        4.3 In-Kind Rollovers. As an additional form of direct rollover permitted under Section 4.2, a distributee, as defined in Section 4.2(c) who is entitled to an eligible rollover distribution, as defined in Section 4.2(a), that is not a distribution made under Article X of the Plan, may elect to direct payment by the Plan to an eligible retirement plan subject to all of the following:

               (a) The eligible retirement plan is an individual retirement account ("IRA").

               (b) The distributee must elect to direct all of the distributee's Account that meets the requirements of an eligible rollover distribution under Section 4.2 to the designated IRA.

               (c) To the extent that the distributee's Account is invested in any Investment Fund of the Plan which invests solely in shares or units of a publicly traded mutual fund subject to the Securities Act of 1933 which shares or units are permitted by such mutual fund to be issued or transferred directly to an IRA, the distributee may direct that all full shares or units of such mutual fund attributable to an eligible rollover distribution be transferred in-kind directly by the Plan to the designated IRA, if the custodian of such designated IRA accepts such in-kind contributions to the IRA. The remaining balance of the Account attributable to an eligible rollover distribution shall be transferred in cash to the same designated IRA.

               (d) The Committee shall establish administrative procedures to carry out in-kind direct rollovers under this Section 4.3.

This Section 4.3 is not intended to limit the right of the Investment Committee under Section 7.2 to remove, add, or change any Investment Fund or its investments, including, without limitation, the replacement of publicly traded mutual funds with any other fund or investment manager. Further, the Plan is under no obligation to take any action to require or direct that any mutual fund permit the issuance of shares or units other than in cash or that any IRA custodian accept directly shares or units of any mutual fund offered in an Investment Fund.

                                    ARTICLE V

                PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS

        5.1 Establishment of Participants' Accounts. To the extent appropriate, the Administrative Committee shall establish and maintain, on behalf of each Participant and Beneficiary, an Account which shall be divided into segregated subaccounts. The subaccounts shall include Before Tax, After Tax, Matching, Qualified, (effective January 1, 1996, Retirement Savings,) and Rollover Accounts and such other subaccounts as the Administrative Committee shall deem appropriate or helpful. Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Each Account of a Participant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary. An Account (and appropriate subaccounts) shall be established on behalf of an alternate payee under a qualified domestic relations order [determined to be such pursuant to the provisions of Section 16.1(b)] if the alternate payee does not receive an immediate distribution as described in Section 9.5.

        5.2 Allocation and Crediting of Before Tax, After Tax, Matching and Rollover Contributions. No later than the last Valuation Date of the calendar month coinciding with or immediately following (a) the end of the accounting period for which Before Tax, After Tax and Matching Contributions are made or
(b) the date on which Rollover Contributions are accepted and received on behalf of an Active Participant, such Contributions shall be allocated and credited for the calendar month directly to the appropriate Before Tax, After Tax, Matching and Rollover Accounts, respectively of such Active Participant.

        5.3 Allocation and Crediting of Qualified Contributions.

               (a) Participants Receiving Allocations. Qualified Contributions shall be allocated and credited as of the last day of each Plan Year among the Qualified Accounts of those Active Participants who are not Highly Compensated Employees for such Plan Year and for whom Matching Contributions were made during such Plan Year.

               (b) Formula for Allocation. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Qualified Contributions, each Active Participant who is eligible to receive an allocation of Qualified Contributions for such Plan Year (pursuant to the terms of subsection (a) hereof) shall have allocated and credited to his Qualified Account a portion of the Qualified Contributions made for such Plan Year by the Participating Companies. The Administrative Committee shall cause a portion of such Contribution to be allocated to the Account of each such Active Participant in the same proportion that the Testing Compensation of such Active

        Participant for such Plan Year bears to the total Testing Compensation of all such Active Participants for such Plan Year; provided, that each Active Participant's Testing Compensation shall be limited to $1.00 in determining such Active Participant's allocable share of such Contribution.

        5.4 Allocation and Crediting of Retirement Savings Contributions. Effective January 1, 1996, Retirement Savings Contributions shall be allocated as of an Annual Valuation Date that is the last day of a Plan Year among the Retirement Savings Accounts of those Participants who are Eligible Covered Employees satisfying the requirements of Section 3.4, notwithstanding the subsequent contribution under Section 3.6(c). As soon as practicable following the end of the Plan Year, the Retirement Savings Contributions shall be credited to the Retirement Savings Accounts.

        5.5 Allocation and Crediting of Investment Experience. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund which shall be the sum of the fair market values of each Investment Fund. The Administrative Committee shall determine the balance of the Accounts as follows:

               (a) Determination of Earnings or Losses. Subject to Section 9.1(a), as of each Valuation Date, the investment earnings (or losses) of each Investment Fund shall be the amount by which the sum determined in (1) exceeds (or is less than) the sum determined in (2), where (1) and (2) are as follows:

                      (1) The sum of (A) the fair market value of such
               Investment Fund as of such Valuation Date, plus (B) the amount of distributions, withdrawals and other disbursements made since the immediately preceding Valuation Date from amounts invested in the Investment Fund; and

                      (2) The sum of (A) the fair market value of the Investment
               Fund as of the immediately preceding Valuation Date, plus (B) Contributions deposited and other receipts in such Investment Fund since the immediately preceding Valuation Date.

               (b) Formula For Allocation. As of each Valuation Date and prior to the allocations described in Sections 5.2 and 5.3, each Participant's Account shall be allocated and shall be credited with a portion of such earnings or debited with a portion of such losses of each Investment Fund, as determined in accordance with subsection (a) hereof, in the proportion that (i) the amount credited to such Account that was invested in such Investment Fund as of the immediately preceding Valuation Date, bears to (ii) the total amount invested in such Investment Fund by all Participants as of the immediately preceding Valuation Date.

               (c) Del Monte Common Stock Fund. The value of the interest of any Participant's Account in the Del Monte Common Stock Fund shall be measured in units (rather than shares of Del Monte Common Stock) in such manner as the Administrative Committee (in its discretion) shall determine.

        5.6 Notice to Participants of Account Balances. At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

        5.7 Good Faith Valuation Binding. In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

        5.8 Errors and Omissions in Accounts. If an error or omission is discovered in the Account of a Participant or Beneficiary, the Administrative Committee shall cause appropriate, equitable adjustments to be made as of the Valuation Date that occurs as soon as administratively feasible after the discovery of such error or omission.

                                   ARTICLE VI

                    CONTRIBUTION AND SECTION 415 LIMITATIONS
                       AND NONDISCRIMINATION REQUIREMENTS

        6.1 Definition of "Compensation" for Compliance Purposes.

               (a) Section 415 Compensation. For any applicable determination period, "Section 415 Compensation" shall mean wages as defined in Code
        Section 3401(a) for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exemption for agricultural labor in Code Section 3401(a)(2)]; provided, in no event shall the annual Section 415 Compensation taken into account under this Section exceed $150,000 (as adjusted by the Internal Revenue Service under Code Section 401(a)(17) for cost-of-living increases); provided further that for Plan Years beginning after December 31, 1997, Section 415 Compensation shall also include compensation which is not currently includable in the Participant's gross income by reason of the application of Code Sections 125 or 402(e)(3), as provided in Code Section 402(g)(3).

               (b) Testing Compensation. For any applicable determination period, "Testing Compensation" shall have the same meaning as "Compensation", provided the definition of "Compensation" can be shown to be nondiscriminatory under Code Section 414(s) for such determination period. If such a showing cannot be made for any applicable determination period, "Testing Compensation" for such period shall be equal to the aggregate of (i) Section 415 Compensation for such period; plus (ii) if the Administrative Committee approves the addition of such amounts for the applicable determination period, all amounts that would have been treated as Section 415 Compensation for such period except that they were deferred as elective contributions under Code Section 125, Section 402(e)(3) or Section 402(h); and minus (iii) if the Administrative Committee approves the subtraction of such amounts for the applicable determination period, all of the following amounts for such period (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. Notwithstanding anything herein to the contrary,
        (i) in no event shall the annual Testing Compensation taken into account under this Section exceed $150,000 (as adjusted by the Internal Revenue Service under Code Sections 401(a)(17) for cost-of-living increases); and (ii) any definition of Testing Compensation selected under this Section shall be used consistently to define the Testing Compensation of all employees taken into account in satisfying the requirements of an applicable provision for the relevant determination period.

               (c) Key Employee Compensation. For any applicable determination period, "Key Employee Compensation" shall mean the total of Section 415 Compensation for such period, plus all amounts that would have been treated as Section 415 Compensation for such period except that they were deferred as elective contributions under Code Section 125, Section 402(e)(3) or Section 402(h)(1)(B); provided, in no event shall the annual Key Employee Compensation taken into account under this Section exceed $150,000 (as adjusted by the Internal Revenue Service under Code
        Section 401(a)(17) for cost-of-living increases).

        6.2 Deductibility Limitations. In no event shall the total Company Contribution amounts for any taxable year of a Participating Company exceed that amount which is properly deductible for federal income tax purposes under the then appropriate provisions of the Code. Generally, the maximum, tax-deductible Company Contribution amounts for any taxable year of a Participating Company shall be equal to 15 percent of the total Testing Compensation paid or accrued during such taxable year to all Active Participants employed by such Participating Company; provided, no Company Contribution amounts shall be deductible if they cause the Plan to exceed the applicable maximum allocation limitations under Code Section 415, as described in Section 6.8. For purposes of this section, a Company Contribution may be deemed made by a Participating Company for a taxable year if it is paid to the Trustee on or before the date of filing the Participating Company's federal income tax return (including extensions thereof) for that year or on or before such other date as shall be within the time allowed to permit proper deduction by the Participating Company of the amount so contributed for federal income tax purposes for the year in which the obligation to make such Company Contribution was incurred.

        6.3 Maximum Limitation on Elective Deferrals.

               (a) Maximum Elective Deferrals Under Affiliate Plans. The aggregate amount of a Participant's Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Affiliates shall not exceed the Maximum Deferral Amount.

               (b) Return of Excess Before Tax Contributions. If the aggregate amount of a Participant's Before Tax Contributions made for any calendar year by itself exceeds the Maximum Deferral Amount, and to the extent such Before Tax Contributions cannot be treated as After Tax Contributions pursuant to Section 3.1(c), the Participant shall be deemed to have notified the Administrative Committee of such excess, and the Administrative Committee shall cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Before Tax Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto. In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Before Tax Contributions shall be treated as a Forfeiture.

               (c) Return of Excess Elective Deferrals Provided by Affiliate Arrangements. If, after the reduction described in subsection (b) hereof, a Participant's aggregate Elective Deferrals under plans, contracts and arrangements with the Affiliates still exceed the Maximum Deferral Amount, then, the Participant shall be deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess shall be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Affiliates other than the Plan. However, if the Administrative Committee decides to make any such distributions from Before Tax Contributions made to the Plan, such distributions (including Forfeitures of Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

               (d) Discretionary Return of Elective Deferrals. If after distributing any amounts required to be distributed pursuant to subsections (b) and (c) hereof, (i) a Participant's aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Affiliates and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1 following the end of such calendar year, a written request that the Administrative Committee distribute to such Participant all or a portion of his remaining Before Tax Contributions made for such calendar year, and any earnings attributable thereto, then the Administrative Committee may, but shall not be required to, cause the Trustee to distribute such amount to such Participant on or before the following April 15. However, if the Administrative Committee decides to make any such distributions from Before Tax Contributions made to the Plan, such distributions (including Forfeitures of Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

               (e) Return of Excess Annual Additions. Any Before Tax Contributions returned to a Participant to correct excess Annual Additions shall be disregarded for purposes of determining whether the Maximum Deferral Amounts has been exceeded.

        6.4    Nondiscrimination Requirements for Before Tax Contributions.

               (a) ADP Test. The annual allocation of the aggregate of all Before Tax Contributions and, to the extent designated by the Administrative Committee, Qualified Contributions shall satisfy at least one of the following ADP Tests for each Plan Year:

                      (1) The ADP for the Highly Compensated Employees who are
               Participants shall not exceed the product of (A) the ADP in the prior Plan Year for the Participants who are not Highly Compensated Employees, multiplied by (B) 1.25; or

                      (2) The ADP for the Highly Compensated Employees who are
               Participants shall not exceed the ADP in the prior Plan Year for the Participants who are not Highly Compensated Employees by more than 2 percentage points, nor shall it exceed the product of (A) the ADP in the prior Plan Year of the Participants who are not Highly Compensated Employees, multiplied by (B) 2.

               (b) Multiple Plans. If before tax and/or qualified contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Section 410(b), such plans shall be treated as one plan for purposes of this section, and the before tax and applicable qualified contributions made to those other plans shall be combined with the Before Tax and applicable Qualified Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] to which before tax contributions are made for purposes of this section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Section 401(a)(4) and Section 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, for Plan Years beginning after December 31, 1989, plans may be aggregated for purposes of this subsection (b) only if they have the same plan year.

               (c) Adjustments to Actual Deferral Percentages. In the event that the allocation of the Before Tax and Qualified Contributions for a Plan Year, after the application of Section 6.3, does not satisfy one of the ADP Tests, the Administrative Committee shall cause the Before Tax and Qualified Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

                      (1) The Administrative Committee may cause the
               Participating Companies to make, with respect to such Plan Year, Qualified Contributions on behalf of, and specifically allocable to, the Active Participants described in Section 5.3(a) with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ADP Tests. Such Qualified Contributions shall be allocated among such Active Participants in a manner consistent with Section 5.3.

                      (2) By the last day of the Plan Year following the Plan
               Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may cause the Before Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests to be reduced by an amount necessary to satisfy one of the ADP Tests. Any amount by which Before Tax Contributions are so reduced, plus any earnings attributable thereto, shall be distributed to the Highly Compensated Employees from whose Before Tax Accounts such reductions shall have been made. Such reductions in Contributions shall be made solely to the Accounts of those Highly Compensated Employees who are affected by the following procedure:

                             (A) The Administrative Committee first shall direct
                      the Trustee to reduce the Before Tax Contributions of the Highly Compensated Employee(s) with the highest ADP for such Plan Year by use of a leveling process, whereby the aggregate Before Tax Contributions of the Highly Compensated Employee with the highest dollar amount of aggregate Before Tax Contributions are reduced to the extent required to (1) cause the ADP Test to be satisfied or (2) cause such Highly Compensated Employee's aggregate Before Tax Contributions to equal the aggregate Before Tax Contributions of the Highly Compensated Employee with the next-highest aggregate Before Tax Contributions.

                             (B) The Administrative Committee shall repeat such
                      leveling process until the ADP Test for such Plan Year is satisfied.

                      (3) The adjustments made pursuant to the terms of this
               subsection (c) shall be made separately with respect to each Affiliate.

        6.5 Nondiscrimination Requirements for After Tax and Matching Contributions.

               (a) ACP Test. The amount of the aggregate of all After Tax and Matching Contributions, and to the extent designated by the Administrative Committee, Before Tax and/or Qualified Contributions made for each Plan Year, shall satisfy at least one of the following ACP
        Tests:

                      (1) The ACP for the Highly Compensated Employees who are
               Participants during the Plan Year shall not exceed the product of
               (A) the ACP in the prior Plan Year for the Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or

                      (2) The ACP for the Highly Compensated Employees who are
               Participants during the Plan Year shall not exceed the ACP in the prior Plan Year for the Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor shall it exceed the product of (A) the ACP in the prior Plan Year of the Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2.

               (b) Multiple Plans. If matching, after tax, before tax and/or qualified contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Section 410(b), such plans shall be treated as one plan for purposes of this section, and the matching, after tax, before tax and applicable qualified contributions made to those other plans shall be combined with the Matching, After Tax, Before Tax and Qualified Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans (other than employee stock ownership plans as described in Code
        Section 4975(e)(7)] to which matching, after tax, before tax and/or qualified contributions are made for purposes of this section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Section 401(a)(4) and Section 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection only if they have the same plan year.

               (c) Adjustments to Average Contribution Percentages. In the event that the allocation of the After Tax, Before Tax, Matching and Qualified Contributions for a Plan Year, after the application of subsections (a) and (b) hereof, does not satisfy one of the ACP Tests, the Administrative Committee shall cause such After Tax, Before Tax, Matching and/or Qualified Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:

                      (1) The Administrative Committee may cause the Company to
               make, with respect to such Plan Year, Qualified Contributions on behalf of, and specifically allocable to, the Active Participants described in Section 5.3(a) with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ACP Tests; such Qualified Contributions shall be allocated among the affected Active Participants in a manner consistent with Section
               5.3. Alternatively or in addition, the Administrative Committee may add a portion of the Before Tax Contributions, that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year, to the After Tax and Matching Contributions for such Participants to increase the ACP for such Participants.

                      (2) By the last day of the Plan Year following the Plan
               Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce the After Tax and/or Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by an amount necessary to satisfy one of the ACP Tests. Any amount by which After Tax Contributions are so reduced, plus any earnings attributable thereto, shall be distributed to the Highly Compensated Employees from whose Accounts such reductions have been made. Any Matching Contributions made on behalf of Highly Compensated Employees which are attributable to the distributed After Tax Contributions shall be forfeited. If these distributions (and forfeitures) do not cause the Plan to satisfy one of the ACP Tests, the amount by which Matching Contributions are to be reduced, plus any earnings attributable thereto, shall be forfeited and reallocated as Qualified Contributions to the Qualified Accounts of the Active Participants described in
               Section 5.3(a) with respect to such Plan Year; provided, if the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions (plus any earnings attributable thereto) shall be distributed to the Highly Compensated Employees from whose Matching Accounts such reductions have been made. Such reductions in Contributions shall be made in accordance with, and solely to the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

                             (A) First, the After Tax and Matching Contributions
                      of the Highly Compensated Employee(s) with the ACP of the highest dollar amount for such Plan Year shall be reduced by the lesser of (i) the entire amount necessary to satisfy one of the ACP Tests, or (ii) that part of the amount necessary to satisfy one of the ACP Tests as shall cause the ACP of each such Highly Compensated Employee to equal the ACP of each of the Highly Compensated Employees with the ACP(s) for such Plan Year of the next highest dollar amounts. If the total amount of the required reduction in a Highly Compensated Employee's After Tax and Matching Contributions is less than the total amount of such Contributions, the required reductions first shall be charged against such Highly Compensated Employee's After Tax Contributions (together with any Matching Contributions attributable to those After Tax Contributions) until they are exhausted, and then against his remaining Matching Contributions.

                             (B) The Administrative Committee shall follow
                      substantially identical steps for making further reductions in the Contributions of each of the Highly Compensated Employees with the next highest ACP for such Plan Year until one of the ACP Tests has been satisfied.

        6.6 Multiple Use of Tests.

               (a) Aggregate Limitation. The sum of the ADP and the ACP for a Plan Year for the entire group of eligible Highly Compensated Employees who are Active Participants, following the application of Sections 6.4(c) and 6.5(c) for such Plan Year, may not exceed the sum of either
        (1) or (2) below (or such other applicable limits as may be established under the Code, regulations or otherwise):

                      (1) (A) 125 percent of the greater of (i) the ADP of the
               group of non-Highly Compensated Employees eligible under the Plan for the Plan Year, or (ii) the ACP of the group of non-Highly Compensated Employees who are eligible under the Plan for the Plan Year; plus

                             (B) the lesser of 2 plus or 2 times the lesser of
                      the amount determined in subsection (a)(1)(A)(i) or (a)(1)
                      (A) (ii) hereof; or,

                      (2) (A) 125 percent of the lesser of (i) the ADP of the
               group of non-Highly Compensated Employees, eligible under the Plan for the Plan Year, or (ii) the ACP of the group of non-Highly Compensated Employees who are eligible under the Plan for the Plan Year; plus

                             (B) the lesser of 2 plus or 2 times the greater of
                      the amount determined in subsection (a)(2)(A)(i) or
                      (a)(2)(A)(ii) hereof.

               (b) Multiple Plans. If at least one Highly Compensated Employee participates in another qualified retirement plan maintained by the Controlling Company which (i) permits before tax contributions and/or after tax contributions or matching contributions, and (ii) is not aggregated with the Plan for purposes of nondiscrimination testing, then the multiple use aggregate limitations described in subsection (a) shall apply in testing the Plan separately against each such other plan.

               (c) Correction. If the maximum limitation of the combination of the ADP and ACP, as described in subsection (a) hereof, is exceeded, this excess shall be reduced or otherwise corrected by any method permissible under Section 6.4 for satisfying the ADP Test or through any method permitted under Section 6.5(c) to satisfy the ACP Test, or any combination thereof. Any adjustment necessary to satisfy said maximum limitation shall be made by adjusting the ADP's or the ACP's of Highly Compensated Employees.

               (d) Application. This section shall be operated and interpreted in a manner consistent with regulations promulgated under Code Section 401(m).

        6.7 Order of Application. For any Plan Year in which adjustments shall be necessary or otherwise made pursuant to the terms of Sections 6.3, 6.4 and/or 6.5, such adjustments shall be applied in the following order:

               (a)    first, Section 6.3;

               (b)    second, Section 6.4(c); and

               (c)    third, Section 6.5(c).

        6.8 Code Section 415 Limitations on Maximum Contributions.

               (a) General Limit on Annual Additions. In no event shall the Annual Addition to a Participant's Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:

                      (1) $30,000 [or, if greater, 25 percent of the dollar
               limitation in effect under Code Section 415(b)(1)(A)I; or

                      (2) 25 percent of such Participant's Section 415
               Compensation.

               (b) Combined Plan Limitation. For Plan Years beginning before January 1, 2000, if an Employee is a Participant in the Plan and any one or more Defined Benefit Plans maintained by an Affiliate, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year. (For purposes of this subsection, any adjustments in the definition of "Testing Compensation" permitted by the Internal Revenue Service for purposes of determining this combined limit are included herein by reference.) If any corrective adjustment in any Participant's benefits is required to comply with this subsection, such adjustment shall be made exclusively under the Defined Benefit Plans maintained by the Affiliates. If an Employee is a Participant in the Plan and any one or more other Defined Contribution Plans maintained by an Affiliate and a corrective adjustment in such Participant's benefits is required to comply with this subsection, such adjustment shall be made under such other Defined Contribution Plan or Plans. This Section 6.8(b) shall have no force or effect with respect to Plan Years beginning on or after January 1, 2000.

               (c) Correction of Excess Annual Additions. If, as a result of either the allocation of Forfeitures to an Account, a reasonable error in estimating a Participant's

        Section 415 Compensation or such other occurrences as the Internal Revenue Service permits to trigger this subsection, the Annual Addition made on behalf of a Participant exceeds the limitations set forth in this section, the Administrative Committee shall direct the Trustee to take such of the following actions as it shall deem appropriate, specifying in each case the amount of contributions involved:

                      (1) A Participant's Annual Addition first shall be reduced by reducing his After Tax Contributions to the extent of any such excess, up to the total amount of After Tax Contributions made on behalf of such Participant, and the amount of the reduction (plus any investment earnings thereon) shall be returned to such Participant.

                      (2) If further reduction is necessary, the Matching and
               Qualified Contributions allocated to the Participant's Account shall be reduced in the amount of the remaining excess. The amount of the reduction shall be reallocated to the Matching and Qualified Accounts of Active Participants who otherwise are eligible for allocations of Contributions, who are employed by the Participating Company or Companies employing the Participant and who are not affected by the Annual Addition limitations, in the same proportion as matching and Qualified Contributions otherwise are allocated to such Accounts, disregarding the Compensation of those Active Participants whose Annual Addition equals or exceeds the limitations hereunder.

                      (3) Effective January 1, 1996, if further reduction is
               necessary, the Retirement Savings Contributions, if any, allocated to the Participant's Account shall be reduced in the amount of the remaining excess. The amount of the reductions shall be reallocated to the Retirement Savings Accounts of Active Participants who otherwise are eligible for allocations of Contributions, who are employed by the Participating Company or Companies employing the Participant and who are not affected by the Annual Addition limitations, in the same proportion as Retirement Savings Contributions otherwise are allocated to such Accounts, disregarding the Section 415 Compensation of those Active Participants whose Annual Addition equals or exceeds the limitations hereunder.

                      (4) If further reduction is necessary, the Before Tax
               Contributions allocated to the Participant's Before Tax Account shall be reduced in the amount of the remaining excess. The amount of the reduction (plus any earnings thereon) shall be returned to the Participant if permissible, or, if not, held in suspense pursuant to the terms of subsection (c)(4) hereof.

                      (5) If the reallocation to the Accounts of other
               Participants in the then current Limitation Year (as described in subsection (c)(2) and (c)(3) hereof) is impossible without causing them or any of them to exceed the Annual Addition limitations described in this section, the amount that cannot be reallocated without exceeding such limitations shall continue to be held in a suspense account and shall be applied to reduce permissible Contributions in each successive year until such amount is fully allocated; provided, so long as any suspense account is maintained pursuant to this section: (A) no Contributions shall be made to the Plan which would be precluded by this section; (B) investment gains and losses of the Trust Fund shall not be allocated to such suspense account; and (C) amounts in the suspense account shall be allocated in the same manner as Contributions as of the earliest Valuation Date possible, until such suspense account is exhausted.

               (d) Special Definitions Applicable to Code Section 415
        Limitations.

                      (1) Annual Addition. For purposes of this section, the
               term "Annual Addition" for any Participant means the sum for any Limitation Year of:

                             (A) contributions made by an Affiliate on behalf of
                      the Participant under all Defined Contribution Plans;

                             (B) contributions made by the Participant under all
                      Defined Contribution Plans of an Affiliate [excluding rollover contributions as defined in Code Sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3) and contributions of previously distributed benefits which result in such a Plan's restoration of previously forfeited benefits pursuant to Treasury Regulations Section 1.411(a) - 7(d)];

                             (C) forfeitures allocated to the Participant under
                      all Defined Contribution Plans of a Participating Company;

                             (D) amounts allocated for the benefit of the
                      Participant after March 31, 1984, to an individual medical account established under a pension or annuity plan maintained by a Participating Company, as described in Code Section 415(1); and

                             (E) for purposes of Section 6.8(a)(1) only, if the
                      Participant was a Key Employee at any time during the Plan Year during which or coincident with which the Limitation Year ends or during any preceding Plan Year, any amount paid or accrued after December 31, 1985 by a Participating Company to a special account to provide post-retirement medical or life insurance benefits to the Participant, as described in Code Section 419A(d)(2).

        Contributions do not fail to be Annual Additions merely because they are
(i) Before Tax Contributions that exceed the Maximum Deferral Amount, (ii) Before Tax Contributions that cause the Plan to fail the ADP Tests, or (iii) After Tax or Matching Contributions that cause the Plan to fail the ACP Tests, or merely because the Contributions in clauses (ii) and (iii) immediately above are corrected through distribution or recharacterization; Contributions described in clause (i) immediately above that are distributed in accordance with the terms of Section 6.3 shall not be Annual Additions.

                      (2) Defined Benefit Plan. The term "Defined Benefit Plan"
               shall mean any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.

                      (3) Defined Benefit Plan Fraction. The term "Defined
               Benefit Plan Fraction" shall mean, with respect to a Participant for any Limitation Year, a fraction, the numerator of which is his projected annual benefit under all Defined Benefit Plans maintained by an Affiliate, as determined as of the close of the Limitation Year, and the denominator of which is the lesser of:

                             (A) 125 percent of the dollar limitation in effect
                      for such year under Code Section 415(b)(1)(A); or

                             (B) 140 percent of his average compensation for his
                      highest three consecutive plan years of participation in such Defined Benefit Plans.

               In appropriate cases, the Defined Benefit Plan Fraction will be adjusted to reflect applicable transition rules provided by the Code and the regulations thereunder.

                      (4) Defined Contribution Plan. The term "Defined
               Contribution Plan" shall mean any qualified retirement plan maintained by an Affiliate which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account and any income, expenses, gains, losses and forfeitures of accounts of other Participants, which may be allocated to such Participant's account.

                      (5) Defined Contribution Plan Fraction. The term "Defined
               Contribution Plan Fraction" shall mean, with respect to a Participant for any Limitation Year, a fraction, the numerator of which is the sum of the Annual Additions to his Accounts in this Plan and to his accounts in any other Defined Contribution Plans required to be aggregated with this Plan under Code Section 415(h), as of the close of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined separately for the current Limitation Year and for each prior Limitation Year in which the Participant was employed by an Affiliate:

                             (A) 125 percent of the dollar limitation in effect
                      under Code Section 415(c)(1)(A) as of the last day of such Limitation Year; or

                             (B) 35 percent of the Participant's Section 415
                      Compensation from Affiliates for the Limitation Year.

               In appropriate cases, the Defined Contribution Plan Fraction will be adjusted to reflect applicable transition rules provided by the Code and regulations thereunder.

               (e) Compliance with Code Section 415. The limitations in this section are intended to comply with the provisions of Code Section 415 so that the maximum benefits permitted under plans of the Affiliates shall be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations promulgated thereunder. The provisions of this section generally are effective as of the Effective Date, but to the extent the Code requires an earlier or later effective date with respect to any portion(s) of this section, such other effective date shall apply. If there is any discrepancy between the provisions of this section and the provisions of Code Section 415 and the regulations promulgated thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of the Code.

        6.9 Construction of Limitations and Requirements. The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of "Section 415 Compensation" or a more liberal multiple use test is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.

                                   ARTICLE VII

                             INVESTMENT OF ACCOUNTS

        7.1 Establishment of Trust Fund. All Contributions are to be paid over to the Trustee to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust Agreement.

        7.2 Investment Funds.

               (a) Named Investment Funds. In accordance with instructions from the Investment Committee and the terms of the Plan, as of April 1, 1992, the Trustee shall establish as named Investment Funds, for investment of assets of the Trust Fund, an Interest Income Fund 1, an Interest Income Fund 2, a Capital Fund, a Real Estate Fund, an International Fund and a Retirement Growth Fund. As of January 1, 1997, the Trustee shall establish as named Investment Funds the Interest Income Fund, Capital Fund, International Fund, Growth Fund, and Equity Index Trust Fund. Effective as of March 1, 2000, the Trustee shall establish as named Investment Funds, for investment of assets of the Trust fund, the following funds, which shall replace the funds in effect prior to March 1, 2000:

                      (i) Fidelity Managed Income Portfolio Fund;

                      (ii) PIMCo Total Return Fund;

                      (iii) Fidelity Balanced Fund;

                      (iv) Fidelity US Equity Index Fund;

                      (v) Fidelity Aggressive Growth Fund;

                      (vi) MAS Mid Cap Value Fund;

                      (vii) Berger Small Cap Value Fund;

                      (viii) Robertson Stevenson Emerging Growth Fund;

                      (ix) Fidelity Diversified International Fund; and

                      (x) Del Monte Common Stock Fund.

               (b) Other Investment Funds. At the direction of the Investment Committee, the Trustee shall establish other Investment Funds in addition to or in lieu of the Investment Funds described in Section 7.2(a). Such other Investment Funds shall be established without necessity of amendment to the Plan or the Trust and shall have the investment objectives established by the Investment Committee for such Investment Fund. An Investment Fund may be established for any limited purpose or limited duration as the Investment Committee may direct. The Investment Committee may terminate, freeze or otherwise impose any limitation on any Investment Fund, from time to time.

               (c) Transition for Investment Funds. From time to time, the Investment Committee shall establish the procedures, policies limitations and options necessary or desirable to provide an orderly transition when one or more Investment Funds change. Without limiting the foregoing, the Investment Committee may suspend, delay or otherwise alter the customary administrative deadlines, procedures and processing for a reasonable period of time to permit any such transition to occur.

               (d) Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to pay Plan or Trust expenses) shall be reinvested in such Investment Fund unless the Investment Committee directs otherwise.

        7.3 Participant Direction of Investments. Each Participant or Beneficiary generally may direct the manner in which his Accounts shall be invested in and among the Investment Funds; provided, such investment directions shall be made in accordance with the following terms:

               (a) Investment of Contributions. Except as otherwise provided in this section (relating to special Investment Funds described in Section 7.2(b)), each Participant may, by written election, direct the percentage of his future Contributions that will be invested in any Investment Fund. Notwithstanding the foregoing, the only Contributions a Participant may elect to have contributed to the Del Monte Common Stock Fund, are such Participant's future Before Tax Contributions, After Tax Contributions, Matching Contributions and Retirement Savings Contributions. An initial election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan shall apply to all Contributions attributable to payroll periods ending after that date. Such Participant may subsequently change his election as to future Contributions. A change of election shall apply to all Contributions paid to the Trustee beginning with the first available payroll period which ends after such change of election was made.

        A Participant shall make an election for each Rollover Contribution as of the date of such Rollover Contribution. Any election made pursuant to this subsection with respect to future Contributions shall remain effective until changed by such Participant. In the event a Participant fails to make an investment election or a Participant's investment election is incomplete or insufficient in some manner, the Participant's future Contributions, or Rollover Contributions, will be invested in the Interest Income Fund.

               (b) Investment of Existing Account Balances. Except as otherwise provided in this section, each Participant or Beneficiary may, by written election, direct the percentage, or a specific whole dollar amount, of his existing Accounts (consisting of Contributions, Rollover Contributions and earnings thereon) that will be transferred among and invested in any Investment Fund. Notwithstanding the foregoing, a Participant may elect only to have his existing Accounts invested in the Del Monte Common Stock Fund transferred to other Investment Funds in the Plan, but may not elect to have any existing Accounts transferred into the Del Monte Common Stock Fund (even if such existing Accounts were earlier invested in the Del Monte Common Stock Fund). A Participant or Beneficiary may subsequently change his election effective as of a Valuation Date following the date on which the change of election is made that is not more than one Business Day after such date. Each such election shall apply to such Participant's or Beneficiary's Account as of the specified Valuation Date, and shall remain in effect until changed by such Participant or Beneficiary.

               In the event a Participant fails to make an election for his existing Account pursuant to the terms of this subsection (b) which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof or if a Participant's investment election is incomplete or insufficient in some manner, the Participant's existing Account will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account.

               (c) Conditions Applicable to Elections. Investments in the various Investment Funds, as described in subsections (a) and (b) hereof, shall be made in even multiples of one percent or whole dollar amounts as directed by the Participant or Beneficiary. The Administrative and Investment Committees shall have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections and the effective date of such elections; provided, elections must be permitted at least once every 3 months. In addition, to the extent necessary or helpful in the administration of the various Investment Funds, the Administrative Committee may restrict or limit investments in, and transfers of investments from, certain Investment Funds. Any procedures adopted by the Administrative and Investment Committees that are inconsistent with the deadlines specified in this section shall supersede such provisions of this section without the necessity of a Plan amendment.

               (d) Investments with Distribution Made in Installments. Pursuant to the terms of Section 9.3, if a Participant or Beneficiary elects for his Account balance to be distributed in installments, his Account shall continue to be invested in the same manner provided under the terms of the most recent election affecting his Account; provided, such Participant or Beneficiary may elect to transfer his Account among the available Investment Funds pursuant to Section 7.3(b).

               (e) Limitations on Participant Directions. The Administrative Committee shall direct the Trustee to follow the instructions given by a Participant with respect to his Account; provided, that the Administrative Committee need not direct the Trustee to follow any instruction by a Participant which, if implemented,

                      (i) would not be in accordance with the Plan and any other documents and instruments governing the Plan insofar as such documents and instruments are consistent with Title I of ERISA; or

                      (ii) would cause a fiduciary of the Plan to maintain the
               indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States, except as permitted under ERISA; or

                      (iii) would jeopardize the Plan's tax-qualified status
               under the Code; or

                      (iv) would result in a direct or indirect;

                             (1) sale, exchange, or lease of property between
                      any Affiliate and the Plan; or

                             (2) loan to an Affiliate, or

                             (3) acquisition or sale of any employer real
                      property (as defined by ERISA Section 407(d)(2); or

                             (4) acquisition or sale of any employer security
                      (as defined by ERISA Section 407(d)(5)).

        7.4 Valuations.

               (a) Timing of Valuations. The Trust Fund shall be valued by the Trustee at fair market value as of the close of business on each Valuation Date. A similar valuation of the Trust Fund may occur at any other time upon direction of the Administrative Committee.

               (b) Valuation of Del Monte Common Stock. For all purposes of the Plan, the Trustee shall determine the fair market value of a share of Del Monte Common Stock, which, as of any date, shall be determined (a) by the closing price of Del Monte Common Stock as reported on the New York Stock Exchange Composite Index for the day or days preceding the date of the valuation as may be designated by the Administrative Committee in a uniform or nondiscriminatory manner, or (b) pursuant to such other method as shall be selected by the Administrative Committee.

               The value of a Participant's Account invested in Del Monte Common Stock will be maintained in units of the Del Monte Common Stock Fund. The value of the Del Monte Common Stock Fund on a Valuation Date is the then current fair market value of the investments and cash held in that Fund on such date, less liabilities and expenses accrued or paid as of such date. The value of a unit in the Del Monte Common Stock Fund is determined by dividing the value of the Del Monte Common Stock Fund by the total number of units in all Participants' Accounts allocated to that Fund.

        7.5 Voting of Del Monte Common Stock. Del Monte Common Stock held in the Del Monte Common Stock Fund shall be voted as follows:

               (a) When Del Monte Foods Company prepares for any annual or special meeting, the Controlling Company shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitations materials to be sent to the Trustee. If requested by the Trustee, the Controlling Company shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Del Monte Foods Company. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan Participant with an interest in Del Monte Common Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. [The form shall show the proportional interest in the number of full and fractional shares of Del Monte Common Stock credited to the Participant's accounts held in the Del Monte Common Stock Fund.]

               (b) Each Participant with an interest in the Del Monte Common Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Del Monte Common Stock reflecting such Participant's proportional interest in the Del Monte Common Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Del Monte Common Stock shall be communicated in writing or by such other means as is agreed upon by the Trustee and the Controlling Company. These directions shall be held in confidence by the Trustee and shall not be divulged to Del Monte Foods Company or the Controlling Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's service hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Del Monte Common Stock reflecting the Participant's proportional interest in the Del Monte Common Stock Fund as directed by the Participant. Except as otherwise required by law, the Trustee shall not vote shares of Del Monte Common Stock reflecting a Participant's proportional interest in the Del Monte Common Stock Fund for which it has received no direction from the Participant.

        7.6 Tender of Del Monte Common Stock. Tender or exchange offers for Del Monte Common Stock held in the Del Monte Common Stock Fund shall be administered as follows:

               (a) Upon commencement of a tender offer for any securities held in the Trust that are Del Monte Common Stock, the Controlling Company shall timely notify the

        Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent o the Trustee. The Controlling Company shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Del Monte Foods Company. Based on these materials and after consultation with the Controlling Company the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan Participant with an interest in the Del Monte Common Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Del Monte Common Stock that reflect the Participant's proportional interest in the Del Monte Common Stock Fund (both vested and unvested).

               (b) Each Participant with an interest in the Del Monte Common Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Del Monte Common Stock reflecting such Participant's proportional interest in the Del Monte Common Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Del Monte Common Stock shall be communicated in writing, or by mailgram or such other means as is agreed upon by the Trustee and the Controlling Company. These directions shall be held in confidence by the Trustee and shall not be divulged to Del Monte Foods Company or the Controlling Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Del Monte Common Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Del Monte Common Stock reflecting a Participant's proportional interest in the Del Monte Common Stock Fund for which it has received no direction from the Participant.

               (c) A Participant who has directed the Trustee to tender some or all of the shares of Del Monte Common Stock reflecting the Participant's proportional interest in the Del Monte Common Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Del Monte Common Stock not credited to Participant's accounts have been tendered, the Trustee shall predetermine the number of shares of Del Monte Common Stock that would be tendered under subsection (b) above if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Del Monte Common Stock not credited to Participant's accounts necessary to reduce the amount of tendered Del Monte Common Stock not credited to Participants' accounts to the amount so predetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

               (d) A direction by a Participant to the Trustee to tender shares of Del Monte Common Stock reflecting the Participant's proportional interest in the Del Monte

        Common Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his Account balance. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Del Monte Common Stock tendered from that interest. Pending receipt of directions (through the Administrative Committee) from the Participant, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in the Trust Agreement.

        7.7 Directions With Regard to Other Items. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Del Monte Common Stock credited to a Participant's proportional interest in the Del Monte Common Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants.

                                  ARTICLE VIII

                               VESTING IN ACCOUNTS

        8.1    General Vesting Rule.

               (a) Vested Accounts. All Participants shall at all times be fully vested in their Before Tax, After Tax, Qualified, and Rollover Accounts.

               (b) Matching Accounts of Participants. Except as provided in
        Section 8.2, the Matching Account of all Participants who have at least 1 Hour of Service after May 31, 1992 shall vest upon completion of 2 years of Vesting Service. The Matching Account of any Participant who does not have 1 Hour of Service after May 31, 1992 shall vest in accordance with the terms of the Plan as effective for periods prior to June 1, 1992.

               (c) RJR Participants. Notwithstanding subsections (a) and (b) hereof, all Participants who participated in the RJR Plan (other than those who were terminated nonvested participants as of the Effective
        Date) and for whom amounts were transferred to the Plan from the RJR Plan and all Active Participants who were eligible to participate in the RJR Plan immediately prior to the Effective Date shall at all times be fully vested in their Accounts.

               (d) Del Monte Information Systems 1992 Employment Transition Plan. Notwithstanding any of the foregoing subsections, any Participant who participated in the Del Monte Information Systems 1992 Employment Transition Plan and had a Severance Date as a result thereof shall be 100% vested in his or her Matching Account as of his or her Severance Date if such Participant would have completed 2 years of Vesting Service no later than one month following his or her Severance Date.

               (e) Retirement Savings Accounts. Effective January 1, 1996, except as provided in Section 8.2, the Retirement Savings Account of a Participant will remain 0% vested until the Participant's completion of five (5) Years of Service, at which time such account will become fully (100%) vested. For purposes of this section, all vesting service under a qualified employee benefit plan of any Participating Company, including vesting service accrued by a Participant under the Del Monte Corporation Retirement Plan for Hourly Employees prior to January 1, 1996, shall be counted toward vesting.

               (f) Sale of Pudding Products Business. Effective January 1, 1996, as provided for and defined in Section 2.3(d), at the Closing Date of the Sale Agreement, each Transferred Employee shall be deemed to have completed two (2) Years of Vesting Service or, effective January 1, 1997, with respect to his Retirement Savings Account, if any, shall be deemed to have completed five (5) Years of Service.

        8.2 Vesting Upon Attainment of Normal Retirement Age, Disability or Death. Notwithstanding Section 8.1, a Participant's Matching Account (and/or effective January 1, 1996, Retirement Savings Account) shall become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

               (a) The Participant's attainment of Normal Retirement Age while still employed as an employee of any Affiliate;

               (b) The Participant's death while still employed as an employee of any Affiliate; or

               (c) The Participant's becoming Disabled while still employed as an employee of any Affiliate.

        8.3 Timing of Forfeitures and Vesting After Restoration Contributions. If a Participant who is not yet vested in his Matching Account (and/or effective January 1, 1996, Retirement Savings Account) separates from service as an employee of all Affiliates, the amount in his Matching Account (and/or effective January 1, 1996, Retirement Savings Account) shall be immediately forfeited and shall become available for allocation as a Forfeiture as of the Valuation Date coincident with or immediately following the end of the accounting period during which such separation from service occurs. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive one-year Breaks in Service, such forfeited amount shall not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, such forfeited amount shall be restored as follows:

               (a) Reemployment and Vesting After Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account not later than the close of the second Plan Year following the Plan Year in which his separation from service with all Affiliates occurred, the provisions of Section 3.8(a) shall be applicable (requiring repayment by such a Participant as a condition for restoration of the forfeited amount). Upon such repayment, the rehired individual immediately shall be credited with all previously earned years of Vesting Service (and/or effective January 1, 1996, Years of Service). No additional years of Vesting Service

        (and/or effective January 1, 1996, Years of Service) shall be credited, however, until he shall have completed 1 Year of Service after his latest Employment Date.

               (b) Reemployment and Vesting Before Distribution or After Late Distribution. If by the date of reemployment such a Participant (i) has not received a full distribution of his vested interest in his Account,
        (ii) has received a distribution of the entire vested interest in his Account later than the close of the second Plan Year following the Plan Year in which separation from service with all Affiliates occurred, or
        (iii) had no vested interest in his Account as of his separation from service and whose nonvested interest in his Account was forfeited upon his separation from service, the forfeited amount shall be restored pursuant to the terms of Section 3.8(b) and shall be credited to his Matching Account (and/or effective January 1, 1996, Retirement Savings Account). The Participant's Matching Account (and/or effective January 1, 1996, Retirement Savings Account) then shall be subject to all of the vesting rules in this Article VIII as if no Forfeitures or restrictions had occurred.

                                   ARTICLE IX

                               PAYMENT OF BENEFITS

        9.1 Benefit Payments upon Separation from Service for Reasons Other than Death.

               (a) General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant separates from service with all Affiliates for any reason other than death, or if a Participant becomes Disabled but remains an Employee of an Affiliate, he (or his Beneficiary, if he dies after such separation from service) shall be entitled to receive or begin receiving a distribution of the entire vested amount credited to his Account.

               Provided, however, that, effective January 1, 1996, the above paragraph is deleted and replaced with the following:

               Except as otherwise provided in Section 9.2 and in accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant separates from service with all Affiliates for any reason other than death or Disability, he (or his Beneficiary, if he dies after such separation from service) shall be entitled to receive or begin receiving a distribution of the entire vested amount credited to his Account.

               The amount distributable shall be as follows:

                      (i) For an Account with a fair market value of $5,000
               ($3,500 for Plan Years beginning before January 1, 1998) or less, determined as of the Distribution Valuation Date coincident with or next following the date the Participant separates from service or his Disability begins, the value of the Account as of that Valuation Date; or

                      (ii) For an Account with a fair market value in excess of
               $5,000 ($3,500 for Plan Years beginning before January 1, 1998), determined as of the Distribution Valuation Date coincident with or next following the date on which the Participant separates from service or his Disability begins, the value of the account as of the Distribution Valuation Date coincident with or next following the date as of which the Participant consents to distribution.

In no event shall a Participant be entitled to interest, earnings or any other investment proceeds for the period between the Valuation Date as of which the amount of distribution is determined and the date payment of such distribution is to be made or commenced.

               (b) Timing of Distribution.

                      (1) Except as provided in subsections (b)(2), (b)(3) and
               (d) hereof, benefits payable to a Participant under this section shall be distributed, or shall commence to be distributed, as soon as administratively feasible after such Participant becomes Disabled or separates from service with all Affiliates.

                      (2) Notwithstanding the foregoing, in the event that (A)
               the value of the vested amount of the Participant's Account exceeds $5,000 ($3,500 for Plan Years beginning before January 1,
               1998) and (B) the benefit distribution (or commencement) date described in subsection (b)(1) hereof occurs or is to occur prior to the Participant's Normal Retirement Age, benefits shall not be distributed (or commence to be distributed) to such Participant at the time set forth in subsection (b) (1) hereof without the Participant's written consent on a form provided by the Administrative Committee. If the Participant does not consent, in writing, to the distribution (or commencement of distribution) of his benefit at such time, his vested benefit shall be distributed (or commence to be distributed) as soon as practicable after he files a written election with the Administrative Committee requesting such payment. If a Participant fails to file a written election specifying the time of payment, his vested benefit shall be distributed (or commence to be distributed) as soon as administratively feasible after the end of the Plan Year in which he attains Normal Retirement Age, but in no event later than the 60th day after the end of such Plan Year; provided, if the amount of payment required to be made on such date cannot be ascertained by such date, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

                      (3) Notwithstanding anything in the Plan to the contrary,
               in no event shall payment of a Participant's benefit commence (or be made) later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to commence (or be made) hereunder, payment shall commence (or be made) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan; and provided, further, the Participant's benefit payments shall commence (or be made) no later than the April 1 following the later of the calendar year (i) in which the Participant attains age 70 1/2, or (ii) in which the Participant separates from service with all Affiliates. Notwithstanding the foregoing sentence, with respect to any Participant who is a "5-percent owner" (as defined in Section 416 of the Code), distribution of such Participant's Account shall commence no later than the April 1 of the Year following the Year in which the Participant attains age 70-1/2. Furthermore, a Participant who is not a 5-percent owner shall have the right to elect to have benefit payments commence (or be made) on the April 1 following the calendar year in which the Participant attains age 70 1/2, without regard to whether he has actually separated from service with all Affiliates prior to such date. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.

                      (4) Written consent by a Participant for purposes of
               subsection (2) shall be made only after a Participant has been informed of his right to defer receipt of his distribution, subject to subsection (3), and has been provided with a general description of the material features and relative values of the optional forms of benefit, if any, available. Such information and description shall be provided no less than 30 days and no more than 90 days before the Valuation Date for the distribution to the Participant. If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                             (A) the plan administrator clearly informs the
                      Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                             (B) the Participant, after receiving the notice,
                      affirmatively elects a distribution.

               (c) Restrictions on Distributions from Before Tax and Qualified Accounts. Notwithstanding anything in the Plan to the contrary, amounts in a Participant's Before Tax and Qualified Accounts shall not be distributable to such Participant or, if applicable, his Beneficiary, earlier than the earliest of the following to occur:

                      (1) The Participant's death, Disability or separation from service with all Affiliates;

                      (2) The termination of the Plan without the establishment
               or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before Tax and Qualified Accounts described above in this subsection (c); provided, that if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of termination, such other plan shall not be a successor plan.

                      (3) The date of disposition by the Controlling Company of
               substantially all of its assets [within the meaning of Code
               Section 409 (d) (2)] that were used by the Controlling Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. For a sale of "substantially all" of the assets used in a trade or business to have occurred, at least 85 percent of such assets must have been sold;

                      (4) The date of disposition by the Controlling Company of
               its interest in a subsidiary [within the meaning of Code Section 409(d)(3)1; provided, such Participant continues employment with such subsidiary;

                      (5) The attainment by such Participant of age 59 1/2; or

                      (6) The Participant's incurrence of a financial hardship,
               as described in Section 10.5.

provided, for an event described in subsections (c) (2), (c) (3) or (c) (4) hereof to constitute events permitting a distribution from the Before Tax and Qualified Accounts, such distribution must be made on account of such event in the form of a lump sum distribution, as defined in code Section 402(e) (4) (without regard to clauses (i), (ii), (iii) and (iv) of subparagraphs (A), (B) and (H) thereof); and provided, further, for the events described in subsections
(c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Controlling Company must maintain the Plan after the disposition.

        9.2    Death and Disability Benefits.

               (a) Prior to Benefit Commencement Date. If a Participant dies before payment of his benefits from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 9.4 shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date coincident with or immediately preceding the date payment of such distribution is to be made or commenced, plus (ii) any Contributions made on such Participant's behalf since such Valuation Date. For purposes of this subsection, the "date payment of such distribution is to be made or commenced" refers to the date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in the valuation, administrative or any other procedure. Benefits shall be distributed, or shall commence to be distributed, to such Beneficiary or Beneficiaries within 90 days after the date of the Participant's death if it is administratively feasible to make or commence such distribution within such 90-day period; if not, as soon as administratively feasible thereafter within any reasonable period. Notwithstanding the foregoing, if the amount of payment required to be made on such date cannot be ascertained by such date, payment shall be made no later than 60 days after the earliest date on which such payment can be ascertained under the Plan. The Administrative Committee may direct the Trustee to distribute a Participant's Account to a Beneficiary without the written consent of such Beneficiary.

               (b) After Benefit Commencement Date. If a Participant dies after payment of his vested benefits from the Plan has begun but before his entire vested benefit is distributed, the remainder of his benefits shall be paid to his Beneficiary pursuant to a method selected by the Beneficiary in accordance with the terms of Section 9.3.

               (c) Disability. Effective January 1, 1996, a Participant who becomes Disabled shall be entitled to receive or begin receiving a distribution of the entire amount credited to his Account, subject to the provisions of Section 9.1 and except as follows:

                      (i) A Disabled Participant may elect to receive a
               distribution of his Account other than his Retirement Savings Account, if any, at any time prior to his attainment of Normal Retirement Age and after his becoming Disabled. If a Disabled Participant elects to receive a distribution of his Retirement Savings Account, he must elect distribution of his entire Account.

                      (ii) A Disabled Participant's election to receive a
               distribution of his entire Account (including his Retirement Savings Account), or his entire Retirement Savings Account prior to Normal Retirement Age shall be deemed to be a separation from service on account of Disability and he shall no longer be considered to be Disabled for purposes of this Plan.

                      (iii) Upon attainment his Normal Retirement Age, or
               ceasing to receive benefits under the Del Monte Long Term Disability Plan, if later, a Disabled Participant shall Retire and receive a distribution of his Account.

        9.3 Form of Distribution.

               (a) Method of Payment. Except as provided otherwise in subsection
        (b) below, the method pursuant to which a Participant's or Beneficiary's benefits under the Plan are distributed shall generally be a single sum payment in cash; provided, in the event (i) the terms of subsection (c) hereof do not apply; (ii) the payment is on account of (A) the Participant's termination of employment upon or after attainment of the earliest retirement age under a defined benefit plan sponsored by an Affiliate in which the Participant participates or (B) his Disability; and (iii) the Participant had an account in the

        RJR Plan on September 30, 1988, all or any part of which was transferred to, and is held in the Plan, the method of distribution shall be determined as follows:

                      (1) The payment of any distribution to a Participant or
               his Beneficiary from the Plan shall be in the form selected by the Participant or his Beneficiary, by written notice delivered to the Administrative Committee, all in accordance with the terms of this subsection (a)(1) and subsections (a)(2) - (a)(8) hereof. The Participant or Beneficiary may choose between (A) a single sum payment and (B) equal cash installments (adjusted for investment earnings and losses between payments), paid monthly, over a term certain; and, effective January 1, 1996, once made, an election may not be changed except under Section 9.3(a)(3)(ii).

                      (2) If a Participant designates more than one Beneficiary
               to receive payment of his benefit upon his death, the Participant (and his Beneficiaries) shall be deemed to have selected a single sum payment as the form of benefit distribution.

                      (3) (i) If a Participant selects payment in the form of
               installments over a period certain, the maximum length thereof shall be the shorter of 15 years or the joint life expectancy of such Participant and his designated Beneficiary. The initial value of the obligation for the installment payments shall be equal to the vested amount of the Participant's Account balance on the day payments are scheduled to commence. Notwithstanding anything in the Plan to the contrary, the amount of each monthly installment payment must equal or exceed the minimum amount of $200. If the monthly installment amounts do not meet the minimum amount, the Participant may elect to receive monthly installments over a shorter period (to the extent the minimum is met) or to receive his Account balance in a lump sum payment.

               Notwithstanding anything herein to the contrary, distributions from the Plan must satisfy the requirements of Code Section 401(a)(9)(G). This means that the incidental benefit rules as described in Treasury Regulation Section 1.401(a)(9)-2 shall be satisfied.

                             (ii) The Administrative Committee may accelerate
                      the payment of any installment or installments if it determines that the Participant incurs an immediate and heavy financial need. The Administrative Committee shall make such a determination based on the criteria and circumstances set forth in Section 10.5.

                      (4) If a Participant dies before payment of his benefits
               from the Plan is made or commenced, he has elected payment in the form of installments over a term certain and his Beneficiary is an individual, the maximum length of the term certain shall be the shorter of 15 years or the life expectancy of such Beneficiary, and if the Beneficiary is not an individual (for example, an estate or trust), the maximum length of the term certain shall be 15 years.

                      (5) If a Participant dies after payment of his benefits
               from the Plan has begun but before his entire benefit has been distributed, his Beneficiary may elect to receive the remainder of the deceased Participant's Account in the form of a single sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he had survived.

                      (6) If a Beneficiary who has begun receiving installment
               payments pursuant to the terms of this subsection dies prior to the full payment thereof, the remaining vested amount of the Account balance shall be distributed to the estate of such Beneficiary in a single, lump-sum payment.

                      (7) If a distribution is to be made to a Participant
               and/or his Spouse Beneficiary in the form of installments payable over the life expectancy or joint life expectancy of such persons, the life expectancy or joint life expectancy, as applicable, of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated.

                      (8) Effective January 1, 1996, if a distribution of a
               Disabled Participant's Account excluding his Retirement Savings Account is to be made in the form of installments under this section, any later distribution of his Retirement Savings Account shall be an independent, separate distribution that shall not affect the form, amount or duration of the installments elected.

               (b) Del Monte Common Stock. Any distribution from such portion of a Participant's Account as is invested in the Del Monte Common Stock Fund as of the Valuation Date shall be made in the form of a single lump sum payment, as elected by the distributee, in-

                      (1) Such whole number of shares of Del Monte Common Stock
               as is equivalent to the full value of the units of the Del Monte Common Stock Fund then credited to such portion of the Account; or

                      (2) Cash (or its equivalent) equal to the full value of
               the units of the Del Monte Common Stock then credited to such portion of the Account.

        If shares of Del Monte Common Stock are to be distributed, only full shares shall be distributed and cash (or its equivalent) shall be distributed in lieu of any fractional share.

               (c) Mandatory Cash-Out. If the total vested amount of a Participant's Account balance is less than or equal to $5,000 ($3,500 for Plan Years beginning before January 1, 1998) at the time the distribution of such Account commences, payment of the vested amount of such Account shall be made in the form of a single sum cash payment, without the consent of the Participant or Beneficiary.

               (d) Assets Distributed. Any lump sum distribution to a Participant or his Beneficiary or Beneficiaries generally shall be made in the form of cash, except as otherwise provided under Section 4.3. The Administrative Committee may from time to time establish certain policies with respect to the reporting for tax purposes, of distributions including, without limitation, the allocation of a Participant's subaccounts under Section 5.1 among the investment funds under Section 7.2 other than a proration basis.

               (e) Effective for lump sum distributions made on or after January 1, 1993, a Participant who is otherwise entitled to receive a lump sum distribution under the terms of the Plan shall be entitled to direct the Trustee to make a trustee-to-trustee transfer of such distribution if the distribution is eligible to be rolled over under Code Section 401(a)(31), to another qualified retirement plan or individual retirement arrangement as specified by the Participant in writing on a form provided by the Plan Administrator.

        9.4 Beneficiary Designation.

               (a) General. Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant's death benefit to a Beneficiary other than or in addition to the Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a nonspouse Beneficiary without a Qualified Spousal Waiver if the Participant establishes to the satisfaction of the Administrative Committee that a Qualified Spousal Waiver may not be obtained because his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may prescribe by regulation. If any Participant dies prior to receiving his benefits under the Plan, his Account shall be changed to the name of such deceased Participant's named or deemed Beneficiary or Beneficiaries.

               (b) No Designation or Designee Dead or Missing. In the event that:

                      (i) a Participant dies without designating a Beneficiary;

                      (ii) the Beneficiary designated by a Participant is not
               surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                      (iii) the Beneficiary designated by a Participant cannot
               be located by the Administrative Committee within 1 year from the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, then the estate of the Participant.

        9.5 Qualified Domestic Relations Orders. In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order [see Section 16.1], the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form, as shall be described in the qualified domestic relations order and permitted under

Section 16.1. If the qualified domestic relations order requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as administratively feasible following the determination by the Administrative Committee that the order is qualified. The amount of the payment to an alternate payee shall not include earnings, interest or any other form of investment proceeds for the period between the Valuation Date as of which the amount of distribution is determined and the date payment of that distribution is made. If a Participant's Account is partially paid or payable to an alternate payee, the Participant's remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Article IX.

        9.6 Unclaimed Benefits. In the event a Participant becomes entitled to benefits under the Plan other than death benefits and the Administrative Committee is unable to locate such Participant (after sending a letter, return receipt requested, to the Participant's last known address, and after such further diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the Administrative Committee shall direct that such benefits be paid to the Beneficiary of such Participant; provided, if the distribution is payable upon the termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period. If the Participant and the Beneficiary cannot be located and fail to claim such benefits by the end of the 5th Plan Year following the Plan Year in which such Participant becomes entitled to such benefits, then the full Account of the Participant shall be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account but prior to the expiration of the time within which any such persons claim to the Account would expire under appropriate state law, then the amount of the Forfeiture for such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from Forfeitures, Trust earnings or Contributions made by the Participating Company or Companies with whom the Participant formerly was employed) and paid to such Participant or Beneficiary, as appropriate; and, provided, further, the Administrative Committee, in its sole discretion, may delay the date of Forfeiture of any such abandoned Account for a period longer than the prescribed 5 Plan Years if it believes that it is in the best interest of the Plan to do so. Effective December 1, 1995, notwithstanding the foregoing, if neither a former Participant nor his Beneficiary whose sole interest in the Plan is in the Special Settlement Fund established under Section 7.2(e) can be located within 18 months after the creation of the Special Settlement Fund, the full Account of such Participant or his Beneficiary shall be deemed abandoned and treated as a Forfeiture, subject to the foregoing rules for restoration of the Account.

        9.7 Explanation of Certain Rollover Distributions. The Administrative Committee shall furnish recipients of qualifying rollover distributions a written explanation of the provisions under which such distributions will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the recipient received the distribution and, if applicable, of the provisions concerning taxation of lump sum distributions pursuant to Code Sections 402(a)(2) and (e). For purposes of the preceding sentence, "qualifying rollover distribution" and "eligible retirement plan" shall have the respective meanings given those terms by Code Section 402(a)(5)(E).

                                    ARTICLE X

                   WITHDRAWALS WHILE EMPLOYED BY AN AFFILIATE

        10.1 General Rules for All Withdrawals.

               (a) Ability to Withdraw. Subject to the rules, requirements and restrictions set forth in this Article X, a Participant may withdraw all or a part of his Account balance (effective January 1, 1996, other than his Retirement Savings Account, if any) but only to the extent not pledged as security for a loan pursuant to Section 10.6, while he is an employee of an Affiliate. This right to receive a withdrawal from the Plan ceases as of the date the Participant separates from service with all Affiliates. Notwithstanding the foregoing, the right of a Participant who is an Affected Employee, as defined under the terms of the Purchase Agreement between the Controlling Company and Silgan Containers Corporation ("Silgan") dated September 3, 1993 (the "Purchase Agreement"), to receive a withdrawal from the Plan shall continue from the Closing Date under the Purchase Agreement until the assets and liabilities with respect to such Participant are transferred to a successor plan maintained by Silgan or an affiliate of Silgan in accordance with the terms of the Purchase Agreement.

               (b) Election to Withdraw. To request a withdrawal from the Plan, a Participant must submit to the Administrative Committee a written election indicating that the Participant desires to make a withdrawal from his Account. The Administrative Committee may impose such provisions and request such information as the Administrative Committee deems necessary or helpful in regard to the operation of the Plan.

               (c) Minimum Amount of Withdrawals. The minimum amount which a Participant may withdraw shall be the lesser of $500 or such Participant's Account balance (determined as of the applicable Withdrawal Valuation Date) which is available to be withdrawn.

               (d) Frequency of Withdrawals. A Participant may receive only one withdrawal in any 6-month period; provided, a Participant who has received a withdrawal within a 6-month period may receive one or more additional withdrawals during that 6-month period if such additional withdrawals are on account of hardship as described in Section 10.5. The 6-month withdrawal prohibition period relating to a withdrawal shall begin as of the applicable Withdrawal Valuation Date.

               (e) Payment of Withdrawal. The amount of a withdrawal shall be paid to a Participant in a single sum in cash as soon as practicable after the Valuation Date for the withdrawal.

               (f) Source of Withdrawals. The withdrawal amount shall be withdrawn from the Investment Funds in which such amount currently is invested on a pro rata basis. Any such withdrawal shall be charged against a Participant's Account (effective January

        1, 1996, excluding any Retirement Savings Account, if any) as of the applicable Withdrawal Valuation Date.

        10.2 Withdrawals Before Age 59 1/2 or Disability. When a Participant who is an employee of an Affiliate makes a written election for a withdrawal, if such Participant will not have attained age 59 1/2 or become Disabled by the applicable Withdrawal Valuation Date, and such Participant is not making a hardship withdrawal pursuant to the terms of Section 10.4, the withdrawal amounts shall be withdrawn from such Participant's Account (determined as of the applicable Withdrawal Valuation Date and exclusive of his Before Tax Account and/or Retirement Savings Account, if any) in such order and subject to such rules, requirements and restrictions, as are set forth below in this section. The entire amount described in each subsection hereof must be exhausted before any withdrawal amount shall be charged against an amount described in a succeeding subsection hereof.

               (a) The withdrawal amount first shall equal After Tax Contributions made to the RJR Plan as of December 31, 1986 reduced by any prior withdrawals of After Tax Contributions from the RJR Plan or this Plan.

               (b) The withdrawal amount next shall be withdrawn from the remainder of such Participant's After Tax Account which is comprised of After Tax Contributions (and all investment earnings on any After-Tax Contributions).

               (c) The withdrawal amount next shall be withdrawn from such Participant's Rollover Account.

               (d) The withdrawal amount next shall be withdrawn from the portion of such Participant's Matching Account which is comprised of Matching Contributions which have been allocated to such Matching Account for at least 24 calendar months, plus all investment earnings in such Matching Account (whether or not attributable to the Matching Contributions withdrawn).

               (e) If a Participant has completed, on a cumulative basis, 60 months of participation in the Plan (taking into account months of participation under the RJR Plan as if they occurred in the Plan), while employed by an Affiliate, such Participant's withdrawal amount next shall be withdrawn from the remainder of such Participant's Matching Account (which shall consist of Matching Contributions allocated to the Matching Account for less than 24 calendar months). If any amount of a withdrawal is charged against this portion of such Participant's Account pursuant to the terms of this subsection, the Matching Contribution suspension described in Section 10.4 shall apply.

        10.3 Withdrawals After Age 59 1/2 or Disability. When a Participant who is an employee of an Affiliate makes a written election for a withdrawal, if such Participant will not have attained age 59 1/2 or become Disabled by the applicable Withdrawal Valuation Date, and such Participant is not making a hardship withdrawal pursuant to the terms of Section 10.5, the withdrawal amounts shall be withdrawn from such Participant's Account (determined as of the applicable Withdrawal Valuation Date and exclusive of his Retirement Savings Account, if any) in such order and subject to such rules, requirements and restrictions, as are set forth below in this section. The entire amount described in each subsection hereof must be exhausted before any withdrawal amount shall be charged against an amount described in a succeeding subsection hereof.

               (a) The withdrawal amount first shall equal After Tax Contributions made to the RJR Plan as of December 31, 1986 reduced by any prior withdrawals of After Tax Contributions from the RJR Plan or this Plan.

               (b) The withdrawal amount next shall be withdrawn from the remainder of such Participant's After Tax Account which is comprised of After Tax Contributions which have been allocated to such After Tax Account (and all investment earnings on any After Tax Contributions).

               (c) The withdrawal amount next shall be withdrawn from such Participant's Rollover Account.

               (d) The withdrawal amount next shall be withdrawn from the portion of such Participant's Matching Account which is comprised of Matching Contributions which have been allocated to such Matching Account for at least 24 calendar months, plus all investment earnings in such Matching Account (whether or not attributable to the Matching Contributions withdrawn).

               (e) If a Participant has completed, on a cumulative basis, 60 months of participation in the Plan (taking into account months of participation under the RJR Plan as if they occurred in the Plan), while employed by an Affiliate, such Participant's withdrawal amount next shall be withdrawn from the remainder of such Participant's Matching Account (which shall consist of Matching Contributions allocated to the Matching Account for less than 24 calendar months). If any amount of a withdrawal is charged against this portion of such Participant's Account pursuant to the terms of this section, the Matching Contribution suspension described in Section 10.4 shall apply.

               (f) The withdrawal amount next shall be withdrawn from the portion of such Participant's Before Tax Account, if any, which is comprised of the sum of (i) the Before Tax Account balance (in the RJR
        Plan) as of December 31, 1988, and (ii) Before Tax Contributions made after said date reduced by any prior withdrawals from the Before Tax Account. If any amount of a withdrawal is charged against this portion of such Participant's Account pursuant to the terms of this subsection, the Matching Contribution suspension described in Section 10.4 shall apply.

               (g) The withdrawal amount next shall be withdrawn from the remainder of such Participant's Before Tax Account, if any, (which shall consist of earnings on Before Tax Contributions after December 31,
        1988). If any amount of a withdrawal is charged against this portion of such Participant's Account pursuant to the terms of this subsection, the Matching Contribution suspension described in Section 10.4 shall apply.

        10.4 Matching Contribution Suspension. If any withdrawal is made by a Participant from the amounts described in, and pursuant to the terms of, Section 10.2(e), Section 10.3(e), Section 10.3(f), or Section 10.3(g), such Participant's eligibility to receive Matching Contributions shall be suspended for the 6-month period beginning on the first day of the month following the applicable Withdrawal Valuation Date.

        10.5 Hardship Withdrawal.

               (a) General Requirements for Hardship. Subject to the terms and conditions set forth in Section 10.1 and this section, a Participant who is an employee of an Affiliate may make a withdrawal from his Account (effective January 1, 1996, exclusive of his Retirement Savings Account, if any) on account of hardship.

               (b) Definition of "Hardship". A withdrawal will be on account of "hardship" if it is necessary in light of an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee shall make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.

               (c) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists if the withdrawal is on account of (A) medical expenses described in Code Section 213(d) incurred by the Participant, his Spouse or dependents or necessary for these persons to obtain such medical care, (B) the purchase (excluding mortgage payments) of a principal residence for the Participant, (C) the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his Spouse, children or dependents, (D) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or (E) any other need or occurrence which the Administrative Committee determines to be an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

               (d) Necessary to Satisfy a Financial Need. In determining whether the withdrawal is necessary to relieve the Participant's immediate and heavy financial need, the Administrative Committee shall rely upon the Participant's reasonable representation that the need cannot be relieved: (A) through reimbursement or compensation by insurance or otherwise; (B) by reasonable liquidation of the Participant's assets to the extent that liquidation would not itself cause an immediate and heavy financial need; (C) by cessation of Before or After Tax Contributions to the Plan; or (D) by other distributions or nontaxable (at the time of the loans) loans from plans maintained by all Affiliates or by borrowing from commercial sources on reasonable commercial terms. In determining the amount of a Participant's assets, the resources of his spouse and minor dependents are considered to be reasonably available to the Participant unless they are held for his child or children under an irrevocable trust or under the Uniform Gifts to Minors Act.

               (e) Ordering of Hardship Withdrawal. A Participant's hardship withdrawal amounts shall be withdrawn from his Account (determined as of the applicable Withdrawal Valuation Date and exclusive of his Retirement Savings Account, if any) in such order and subject to such rules, requirements and restrictions, as are set forth below in this subsection. The entire amount described in each numbered clause hereof must be exhausted before any withdrawal amount shall be charged against an amount described in a succeeding clause hereof.

                      (i) The withdrawal amount first shall equal After Tax
               Contributions made to the RJR Plan as of December 31, 1986 reduced by any prior withdrawals or After Tax Contributions from the RJR Plan or this Plan.

                      (ii) The withdrawal amount next shall be withdrawn from
               the remainder of such Participant's After Tax Account which is comprised of After Tax Contributions (and all investment earnings on After Tax Contributions).

                      (iii) The withdrawal amount next shall be withdrawn from
               such Participant's Rollover Account.

                      (iv) The withdrawal amount next shall be withdrawn from
               the portion of such Participant's Matching Account which is comprised of Matching Contributions which have been allocated to such Matching Account for at least 24 calendar months, plus all investment earnings in such Matching Account (whether or not attributable to the Matching Contributions withdrawn).

                      (v) If a Participant has completed, on a cumulative basis,
               60 months of participation in the Plan (taking into account months of participation under the RJR Plan as if they occurred in the Plan) while employed by an Affiliate, such Participant's withdrawal amount next shall be withdrawn from the remainder of such Participant's Matching Account (which shall consist of Matching Contributions allocated to the Matching Account for less than 24 calendar months).

                      (vi) The withdrawal amount next shall be withdrawn from
               the portion of such Participant's Before Tax Account, if any, which is comprised of the sum of (A) the Before Tax Account balance (in the RJR Plan) as of December 31, 1988 and (B) Before Tax Contributions made after said date, reduced by any prior withdrawals from the Before Tax Account.

        10.6 Loans to Participants.

               (a) Grant of Authority. Loans to Participants and Beneficiaries, who are "parties-in-interest" as defined in ERISA Section 3(14), generally shall be allowed; provided, if the Administrative Committee determines, in its sole discretion, that it is not administratively feasible to make such loans during any period of time, no loans shall be made during such period. Subject to the limitations set forth in this section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written loan policy statement which hereby is incorporated by reference, the Trustee may make a loan or loans to a Participant or Beneficiary upon his proper application therefor. Effective January 1, 1996, for purposes of this Section, a Participant's vested Account, vested Account balance, and vested interest in the Plan shall be exclusive of the Participant's Retirement Savings Account, if any.

               (b) Nondiscriminatory Policy. Loans shall be available to all Participants and Beneficiaries on a reasonably equivalent basis, without regard to an individual's race, color, religion age, sex or national origin; provided, the Administrative Committee may provide for different treatment of Participants who are active employees of Affiliates and Participants and Beneficiaries who are not, as long as that different treatment based on valid economic differences which may exist between these two groups and which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. Loans shall not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation shall be interpreted to mean that, subject to the other limitations in this section, the same percentage of each Participant's and Beneficiary's vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance.

               (c) Minimum Loan Amount. The minimum amount of any loan shall be $1,000.

               (d) Maximum Loan Amount. No Participant or Beneficiary may have more than one loan outstanding at any time. In addition, no loan may be made to any Participant or Beneficiary from the Plan if the amount of such loan exceeds the lesser of:

                      (1) $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the Participant or Beneficiary by the qualified employer plans [as defined in Code Section 72(p)(4)(A)] maintained by the Affiliates; or

                      (2) 50 percent of the Participant's or Beneficiary's total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus the total amount of loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates.

        Notwithstanding anything herein to the contrary, in no event shall the amount of a loan made to a Participant or Beneficiary exceed 50 percent of such Participant's or Beneficiary's vested Account balance immediately after application for the loan.

               (e) Maximum Loan Term. The terms of any loan made to a Participant or Beneficiary from the Plan shall require that the full amount of the loan be repaid within the 5-year period commencing on the date the loan is made, and in no event shall the repayment period of the loan subsequently be extended beyond such 5-year period. The Trustee shall make a diligent effort to collect the full amount of the loan within this specified repayment period and shall inform the borrower that, in the event the loan is not fully repaid within the 5-year period, the borrower will be treated as having received a taxable distribution from the Plan.

               (f) Terms of Repayment. All loans shall be subject to a definite repayment schedule which requires substantially level amortization over the term of the loan with payments to be made not less frequently than monthly. Unless the Administrative Committee provides for different methods in its written loan policy statement, payments shall be made by Participants who are employees of Affiliates on a payroll deduction basis, and payments from other borrowers shall be made by check or money order.

               (g) Adequacy of Security. All loans to Participants and Beneficiaries shall be secured by the pledge of a dollar amount of the borrower's Account balance (i) which is not less than the principal amount of the loan and (ii) which in no event is greater than 50 percent of the Participant's or Beneficiary's vested Account immediately after application for the loan. Notwithstanding anything herein to the contrary, the pledge of such security shall be made in such manner and amount as the Administrative Committee, pursuant to its written loan policy statement, may require for the loan to be considered adequately secured. A loan will be considered to be "adequately secured" if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms.

               (h) Distributions. If a Participant or Beneficiary who has an outstanding loan separates from service with all Affiliates, becomes Disabled or retires and elects to receive or begin to receive (or otherwise is to receive) an immediate distribution of his Account, he may repay in full his outstanding loan balance. If the outstanding loan balance is not repaid in full, it will be subtracted from his Account prior to distribution.

               (i) Rate of Interest. All loans must bear a reasonable rate of interest. A loan will be considered to bear "a reasonable rate of interest" if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, The loan policy statement will contain the method and timing for establishing the appropriate loan interest rates.

               (j) Source of Loan Amounts. The proceeds of a loan shall be charged against the subaccounts of a Participant's or Beneficiary's Account under Section 5.1 (effective January 1, 1996, exclusive of his Retirement Savings Account, if any) in the same proportion as the balance of each such subaccount bears to the total balance of his entire Account; provided, that proceeds of a loan shall not be charged against subaccounts containing assets that are not available for distribution from the Plan if the Participant were to separate from service nor will it include any assets that cannot otherwise be distributed, withdrawn or borrowed because of restrictions placed on the Plan subaccounts or investment accounts by law, by a governmental agency or court, or by the Administrative or Investment Committee on a basis applicable to all similarly situated Participants. In addition, the proceeds of a loan will be charged against each of the Participant's or Beneficiary's Investment Funds as required by the loan policy statement.

               (k) Crediting Loan Payments. The loan shall be considered a directed investment of the Participant's or Beneficiary's Account and any principal and interest paid on the loan shall be considered a part of his total Account. Each payment of principal and interest shall be credited to the Participant's or Beneficiary's subaccounts under Section
        5.1 (effective January 1, 1996, exclusive of his Retirement Savings Account, if any) in the same proportion as the loan proceeds were withdrawn against such subaccounts under subsection (j) hereof. Each payment of principal and interest shall be credited among the Investment Funds as recruited by the loan policy statement.

               (l) Remedies in the Event of Default.

                      (1) If any loan payments are not paid as and when due, the loan will be in default. The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee's actions may include causing an in-service withdrawal on behalf of the borrower in the amount necessary to remedy a default pursuant to the Plan's in-service withdrawal rules in Sections 10.2 and 10.3 of the Plan.

                      (2) The Administrative Committee actions may also include
               using all or any portion of the Participant's or Beneficiary's Account which has been pledged to secure the loan to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the Participant or Beneficiary in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant's or Beneficiary's Account balance until the Participant or Beneficiary incurs an event (such as death, disability or separation from service) which will permit a distribution to be made to the Participant or Beneficiary in accordance with Section 9.1 of the Plan.

                      (3) In the event that the Administrative Committee does
               not take all or any of these actions, it will not be regarded as a waiver of the Administrative Committee's legal right to do so at any future date.

               (m) Veteran's Reemployment. Effective December 12, 1994, with respect to any employee performing service in the uniformed service (as defined in Chapter 43 of Title 38, United States Code), loan repayments will be suspended under this Plan as permitted by Section 414(u)(4) of the Code.



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

                                   ARTICLE XI

                                     CLAIMS

        11.1 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the termination of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

        11.2 Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. To do so, the claimant must submit a written request to the Administrative Committee for further consideration of his position. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 120 days following the filing of the request for review and shall be communicated in writing to the claimant. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

        11.3 Satisfaction of Claims. Any payment to a Participant or Beneficiary or to their legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Controlling Company, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Controlling Company, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 9.1(b), Section 9.2 and Section 9.3 (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Section 9.1(b), Section 9.2 and Section 9.3.



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

                                   ARTICLE XII

                                 ADMINISTRATION

        12.1 Administrative Committee; Appointment and Term of Office.

               (a) The Administrative Committee shall consist of not less than three members who shall be appointed by and serve at the pleasure of the Board.

               (b) The Board shall have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

               (c) A written certification shall be given to the Trustee by the Board of all members of the Administrative Committee together with a specimen signature of each member. For all purposes hereunder, the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.

        12.2 Organization of Administrative Committee. The Administrative Committee may elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or interpretive, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company shall be fixed by the Administrative Committee within limits set by the Board and shall be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee shall act by majority vote. Its members shall serve as such without compensation.

        12.3 Powers and Responsibility. The Administrative Committee shall fulfill the duties of "administrator" as set forth in Section 3(16) of ERISA and shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee shall have the following duties and responsibilities, without limiting such duties and responsibilities under Section 3(16) of ERISA:

               (a) to construe the Plan and to determine all questions that shall arise thereunder;

               (b) to have all powers elsewhere herein conferred upon it;

               (c) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

               (d) to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;

               (e) to maintain and retain records relating to Participants and Beneficiaries;

               (f) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

               (g) to prepare and furnish to the Trustee and/or recordkeeper sufficient employee data and the amount of Contributions received from all sources so that the Trustee and/or recordkeeper may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

               (h) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

               (i) to provide directions to the Trustee with respect to methods of benefit payment, valuations at dates other than the monthly Valuation Date and all other matters where called for in the Plan or requested by the Trustee;

               (j) to engage assistants and professional advisers;

               (k) to arrange for fiduciary bonding;

               (l) to provide procedures for determination of claims for benefits; and

               (m) to delegate any specific duty or responsibility to officers or Employees of a Participating Company or to any other person who shall serve at the direction and pleasure of the Administrative Committee;

all as further set forth herein.

        12.4 Records of Administrative Committee.

               (a) Any notice, direction, order, request, certification or instruction of the Administrative Committee to the Trustee shall be in writing and shall be signed by a member of the Administrative Committee. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Administrative Committee and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance therewith.

               (b) All acts and determinations of the Administrative Committee shall be duly recorded by its Secretary or under his supervision, and all such records (including records necessary to demonstrate compliance with the nondiscrimination requirements of the Code), together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.

        12.5 Reporting and Disclosure. The Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Companies and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement. The Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

        12.6 Construction of the Plan. The Administrative Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Administrative Committee shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan. Determinations made by the Administrative Committee shall be final, conclusive and binding on all affected parties.

        12.7 Assistants and Advisers.

               (a) The Administrative Committee shall have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisers are not so paid by the Controlling Company, they shall be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

               (b) The Administrative Committee and the Participating Companies shall be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section 12.7; the Administrative Committee, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

        12.8 Investment Committee.

               (a) The Investment Committee is the named fiduciary to act on behalf of the Controlling Company to manage and control the Plan assets and to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. Such policy shall be in writing and shall have due regard for the liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

               (b) The Board shall determine the membership of the Investment Committee, and the members shall serve at the pleasure of the Board or until their resignation.

               (c) The Investment Committee shall carry out the Controlling Company's responsibility and authority:

                      (i) To appoint one or more persons to serve as investment
               manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

                      (ii) To allocate the responsibility and authority being
               carried out by the Investment Committee among the members of the Committee;

                      (iii) To take any action appropriate to assure that the
               Plan assets are invested for the exclusive purpose of providing benefits to Participants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and

                      (iv) To employ one or more persons to render advice with
               respect to any responsibility or authority being carried out by the Investment Committee. To the extent that the costs for such assistants and advisers are not paid by the Controlling Company, they shall be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.

        12.9 Direction of Trustee. The Investment Committee shall have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.

        12.10 Bonding. The Administrative Committee shall arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law shall be required by the Plan.

        12.11 Indemnification. Each of the Administrative Committee and the Investment Committee and each member of those Committees shall be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the Committee or him in connection with any action to which the Committee or he may be a party (by reason of his service as a member of a Committee) except in relation to matters as to which the Committee or he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification shall be in addition to such other rights as such Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the by-laws of the Controlling Company. Service on the Administrative or Investment

Committee shall be deemed in partial fulfillment of a Committee member's function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

                                  ARTICLE XIII

                  ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

        13.1 Controlling Company and Board.

               (a) General Responsibilities. The Controlling Company, as Plan sponsor, and the Board each shall serve as a Named Fiduciary having the following (and only the following) authority and responsibilities:

                      (1) To appoint the Administrative Committee and the
               Investment Committee and to monitor each of their performances;

                      (2) To communicate such information to the Administrative
               Committee and the Investment Committee as each needs for the proper performance of its duties;

                      (3) To provide channels and mechanisms through which the
               Administrative Committee can communicate with Participants and Beneficiaries; and

                      (4) To appoint the Trustee, and any successor thereof and
               to monitor its performance.

        in addition, the Controlling Company shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Administrative Committee.

               (b) Allocation of Authority. In the event any of the areas of authority and responsibilities of the Controlling Company and the Board overlap with that of any other Plan fiduciary, the Controlling Company and the Board shall coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Controlling Company and the Board with respect to such authority and responsibilities ultimately shall be controlling.

               (c) Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

        13.2 Administrative Committee. The Administrative Committee shall have the authority and responsibilities imposed by Article XII hereof. With respect to said authority and responsibilities, the Administrative Committee shall be a Named Fiduciary, and as such, shall



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

have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.

        13.3 Investment Committee. The Investment Committee, if any is appointed, shall be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XII. The Investment Committee shall have no authority or responsibilities other than those granted in the Plan and the Trust.

        13.4 Trustee. The Trustee shall be a Named Fiduciary with respect to custodianship and investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

        13.5 Limitations on Obligations of Fiduciaries. No fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary's authority or delegated responsibility.

        13.6 Delegation. Named Fiduciaries shall have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom shall serve at the pleasure of the Named Fiduciary making such delegation and, if full-time Employees of a Participating company, without compensation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary or will be deemed to have resigned upon termination of employment with all Participating Companies or upon transfer to a position which has no relation to the responsibilities and duties delegated by the Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be reabsorbed or redelegated by the Named Fiduciary.

        13.7 Multiple Fiduciary Roles. Any person may hold more than one position of fiduciary responsibility and shall be liable for each such responsibility separately.

                                   ARTICLE XIV

                       AMENDMENT, TERMINATION AND ADOPTION

        14.1 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Board; provided:

               (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;

               (b) No amendment shall decrease the balance or vested percentage of an Account or eliminate an optional form of benefit;

               (c) No amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and

        Beneficiaries, except that the Plan and Trust Agreement may be amended retroactively and to affect the Accounts of Participants and Beneficiaries if necessary to cause the Plan and Trust to be qualified and exempt from taxation under the Code; and

               (d) Each amendment shall be approved by the Board by resolution unless such authority is otherwise delegated to the Administrative Committee by the Board.

        14.2 Termination.

               (a) Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee shall be promptly advised of such decision in writing. (For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 14.3(e)).

               (b) Vesting upon Complete Termination. If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date shall become 100 percent vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee, in its sole discretion, shall instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) if there is no successor plan permitted under the terms of Section 9.1(c) or no benefits subject to the restorations in said section, to pay over to each Participant the value of his interest in a single sum and to thereupon dissolve the Trust.

               (c) Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee's decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date shall receive a distribution of the total amount then credited to his Account; provided, if the balance of a Participant's Account is greater than $5,000 ($3,500 for Plan Years beginning before January 1, 1998) and such Participant does not consent to a lump sum distribution, the Administrative Committee shall direct that the Participant's Account be distributed by the purchase and distribution of a nonparticipating annuity with distribution terms comparable to those in Section 9.1 (and the applicable provisions in Article IX). The amount of cash and other property distributable to each such individual shall be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section
        9.6 (dealing with unclaimed benefits), except that it shall not be necessary to hold funds for any period of time stated in such section. Within the expense limitations set forth in the

        Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).

               (d) Vesting upon Partial Termination. In the event of a partial termination of the Plan [as provided in Code Section 411(d)(3)], the Accounts of those Participants and Beneficiaries affected shall become 100 percent vested and nonforfeitable and, unless transferred to another qualified plan in accordance with the terms of Section 14.4, shall be distributed in a manner and at a time consistent with the terms of
        Article IX.

        14.3 Adoption of the Plan by a Participating Company.

               (a) Procedures for Participation. As of the Effective Date, the Controlling Company, Oak Grove Trucking Company, Paddison Truck Lines, Inc. and Shippers Imperial, Inc. shall be Participating Companies in the Plan and expatriate employees of the Controlling Company and any Affiliate who are U.S. citizens on a U.S. payroll as designated by the Administrative Committee from time to time. Any other company may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for a company to become a Participating Company, the Administrative Committee must designate such company as a Participating Company and specify the effective date of such designation. The name of any company which shall commence participation in the Plan, along with the effective date of its participation, shall be recorded on Schedule A hereto which shall be appropriately modified each time a Participating Company is added or deleted. To adopt the Plan as a Participating Company, unless the Administrative Committee provides another method of approval, the board of directors of the company must approve a resolution expressly adopting the Plan for the benefit of its eligible employees and accepting designation as a Participating Company, subject to all of the provisions of this Plan and of the Trust. The resolution shall specify the date as of which the designation as a Participating company shall be effective. A copy of the resolution (certified if requested) of the board of directors of the adopting Participating Company shall be provided to the Administrative Committee. Upon adoption of the Plan by a Participating Company as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms hereof and of the resolution of the Administrative Committee designating the adopting company as such.

               (b) Single Plan. The Plan, as adopted by all Participating Companies, shall be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-l(b)(1). All assets contributed to the Plan by the Participating Companies shall be held together in a single fund and shall be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, contributions, forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

               (c) Authority under Plan. As long as a Participating Company's designation as such remains in effect, such Participating Company shall be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust shall be vested in the Board, and no other Participating Company shall have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Board shall be binding upon every Participating Company without further action by such Participating Company.

               (d) Contributions to Plan. A Participating Company shall be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and V. The Contributions made (or to be made) to the Plan by the Participating Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee shall determine.

               (e) Withdrawal from Plan. The Administrative Committee may terminate the designation of a Participating Company, effective as of any date. A company's status as a Participating Company automatically shall cease as of the date it ceases to be an Affiliate with the Controlling Company. A Participating Company may withdraw from participation in the Plan, with the approval of the Administrative Committee, by action of its board of directors, provided such action is communicated in writing to the Administrative Committee. The withdrawal of a Participating Company shall be effective as of the last day of the Plan Year in which the notice of withdrawal is received by the Administrative Committee (unless the Controlling Company or Administrative Committee consents to a different effective date). Any such Participating Company which ceases to be a Participating Company shall be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its employees unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.

        14.4 Merger, Consolidation and Transfer of Assets or Liabilities.

               (a) In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and Beneficiary shall have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

               (b) The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off or similar transaction) assets and liabilities maintained under the Plan. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust shall have no further responsibility or liability with respect to the transferred assets and liabilities.

        14.5 Contingent Adoption. Notwithstanding anything to the contrary elsewhere provided in the Plan and the Trust Agreement, the Plan and Trust are created on the condition that the Plan and Trust initially shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Code and the regulations issued thereunder, so as to permit the Participating Companies to claim a credit or deduction for income tax purposes with respect to all funds contributed by them to the Trust and so as to make the Trust tax exempt under the present Code Section 501(a); and, in the event qualification is not obtained, the Plan and Trust shall thereupon become null and void and of no effect, ab initio, and the Trustee shall forthwith deliver to each Participating Company all of the property of such Trust upon request of such Participating Company.

                                   ARTICLE XV

                              TOP-HEAVY PROVISIONS

        15.1 Top-Heavy Plan Years. The provisions set forth in this Article XV shall become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and shall supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XV shall not apply with respect to such subsequent Plan Year; and, provided, further, to the extent that any of the requirements of this Article XV shall no longer be required under Code Section 416 or any other section of the Code, such requirements shall be of no force or effect.

        15.2 Determination of Top-Heavy Status.

               (a) Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

                      (1) the Plan is not part of a Required Aggregation Group
               or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants; or

                      (2) the Plan is part of a Required Aggregation Group
               which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

        provided, the Plan shall not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

               (b) Special Definitions.

                      (1) Determination Date. The term "Determination Date"
               shall mean (i) in the case of the Plan Year that includes the Effective Date of the Plan, the last day of such Plan Year, and (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term "Plan Year" means the plan year for each such other qualified plan.

                      (2) Key Employee. The term "Key Employee" shall mean an
               Employee defined in Code Section 416(i) and the Treasury regulations thereunder. Generally, Key Employee shall mean an Employee, former Employee or deceased Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year or the 4 previous Plan Years, was either:

                             (A) an officer of an Affiliate having a combined
                      annual Key Employee Compensation (as defined in Section 15.2(b)(1) of the Plan) from all Affiliates greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; provided, no less than one nor more than fifty individuals shall be treated as officers of an Affiliate;

                             (B) one of the ten individuals owning [or
                      considered as owning under Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] the largest percentage ownership interests in value in the Affiliates (as more fully described in Treasury Regulation Section 1.416-1, T-19 and T-20) and having a combined annual Key Employee Compensation (as defined in Section 6.1(c) of the Plan) from all Affiliates of more than the limitation in effect under Code Section 415(c)(1)(A);

                             (C) a 5-percent owner [or constructive owner within
                      the meaning of Code Section 318, as modified by Code
                      Section 416(i)(1)(B)(iii)] of an Affiliate; or

                             (D) a 1-percent owner (or constructive owner within
                      the meaning of Code Section 318, as modified by Code
                      Section 416(i)(1)(B)(iii)] of an Affiliate having a combined annual Key Employee Compensation (as defined in Section 6.1(c) of the Plan) and the Treasury regulations thereunder) from all Affiliates of more than $150,000.

               For purposes of subsection (B) hereof, if two individuals have the same percentage ownership interest in an Affiliate, the individual having greater combined annual Key Employee Compensation from all Affiliates shall be treated as having the larger interest. in determining percentage ownership hereunder, employers that otherwise would be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

                      (3) Non-Key Employee. The term "Non-Key Employee" shall
               mean any Employee who is not a Key Employee. For purposes hereof, former Key Employees shall be treated as Non-Key Employees.

                      (4) Permissive Aggregation Group. The term "Permissive
               Aggregation Group" shall mean a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                      (5) Required Aggregation Group. The term "Required
               Aggregation Group" shall mean a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code
               Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Sections 401(a)(4) or 410.

                      (6) Top-Heavy Group. The term "Top-Heavy Group" shall mean a Required or Permissive Aggregation Group with respect to which the sum (determined as of a Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such group, and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group, exceeds 60 percent of a similar sum determined for all Employees.

               (c) Special Rules. The following rules shall apply in determining whether the Plan is a Top-Heavy Plan under subsection (a)(1) or (a)(2) above:

                      (1) The value of any account balance under any Defined
               Contribution Plan and the value of any accrued benefit under any Defined Benefit Plan shall be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year;

                      (2) The value of the Accounts under the Plan or the
               accounts under any other Defined Contribution Plan included in a Required or Permissive Aggregation Group for any Determination Date, other than the Determination Date for the first plan year, shall include the amounts actually contributed and paid to the plan on or before the Determination Date, and shall exclude any amounts to be contributed with respect to such preceding plan year but not actually paid to the plan on or before the Determination Date. The value of the accounts under any Defined Contribution Plan for the Determination Date of the first plan year shall include all amounts contributed to the plan as of the Determination Date, regardless of whether such amounts shall have been actually paid or merely accrued as of the Determination Date;

                      (3) The value of any account balance under any Defined
               Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any Determination Date shall be increased by the aggregate distributions made under the plan during the 5-year period ending on the Determination Date;

                      (4) Accrued benefits and accounts of the following
               individuals shall not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 5-year period ending on the Determination Date for such Plan Year;

                      (5) The value of any account balance shall not include
               deductible employee contributions, as described in Code Section 72 (o) (5) (A); and

                      (6) The extent to which rollovers and plan to plan
               transfers are taken into account in determining the value of any account balance or accrued benefit shall be determined in accordance with Code Section 416 and the regulations thereunder.

        15.3 RESERVED

        15.4 Top-Heavy Minimum Contribution.

               (a) For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate Company Contributions (when added to similar contributions made under other defined contribution plans) allocated to the Account of any Active Participant who is a Non-Key Employee shall not be less than the Defined Contribution Minimum.

               For purposes hereof, a Non-Key Employee shall not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

               (b) In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof shall be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum.

               (c) "Defined Contribution Minimum" means, with respect to the Plan, a minimum level of Company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

                      (1) 3 percent of such Active Participant's Section 415
               Compensation for such Plan Year; or

                      (2) if no Defined Benefit Plan of an Affiliate uses the
               Plan to satisfy the requirements of Code Sections 401(a)(4) or 410, the highest percentage of Section 415 Compensation at which Company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

               For purposes of this subsection, (i) Qualified Contributions (or similar contributions to other plans) may be treated as Company Contributions and (ii) matching contributions made to other plans may be treated as Company Contributions and may be taken into account. Elective deferrals made under a Code Section 401(k) arrangement on behalf of Key Employees shall be taken into account for purposes of subsection (c)(2) hereof but not for purposes of satisfying the minimum contribution requirement for Non-Key Employees.

               (d) "Defined Benefit Minimum" means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:

                      (1) equals the Non-Key Employee's average Section 415
               compensation for the period of consecutive years (not exceeding
               5) when such Non-Key Employee had the highest aggregate Section 415 Compensation from all Affiliates; and

                      (2) equals the lesser of (A) 2 percent times such Non-Key
               Employee's number of years of service or (B) 20 percent.

               For purposes of determining the Defined Benefit Minimum, "years of service" shall not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and shall not include any years of service completed in a plan year beginning before January 1, 1984. Section 415 Compensation in years before January 1, 1984, and Section 415 Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan shall be disregarded.

        15.5 Top-Heavy Minimum Vesting.

               (a) For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, Participants shall vest upon completion of 3 years of Vesting Service rather than the 5-year vesting Service requirement in
        Section 8.1.

               (b) In the event the Plan after being a Top-Heavy Plan ceases to be such, the vesting requirements in Section 15.5(a) shall continue to apply only to the portion of each Participant's Account as existed on the last day of the Top-Heavy Plan Year; provided, any Participant who had at least 3 years of Vesting Service shall be permitted to elect, within a reasonable time determined by the Administrative Committee, to have his vested percentage determined under the requirements set forth in Section 15.5(a) hereof.

               (c) For any Participant who has one Hour of Service after May 31, 1992, such Participant shall become 100% vested in his Matching Account after 2 years of Vesting Service regardless of whether the Plan is a Top-Heavy Plan.

        15.6 Adjustments in Code Section 415 Limitations for Top-Heavy Plans.

               (a) In the event that, during a Plan Year in which the Plan is a Top-Heavy Plan, an individual is a participant in both a Defined Benefit Plan and a Defined Contribution Plan maintained by an Affiliate, the computation of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, as set forth in subsections 6.7(d)(3) and
        (5) hereof, shall be modified by substituting "100 percent" for "125 percent" each time it appears in said subsections; provided, in the event that the requirements set forth in subsection (b) hereof are satisfied, the modifications otherwise required by this subsection (a) shall not be required and shall be of no effect.

               (b) In the event that:

                      (1) the Plan would not be a Top-Heavy Plan if "90 percent"
               were substituted for "60 percent" each time it appears in Section 15.2(a)(1) hereof and in the definition of Top-Heavy Group in
               Section 15.2(b)(7) hereof;

                      (2) the Plan would continue to satisfy the requirements of
               Section 15.4 hereof if "3 percent" were substituted for "2 percent" each time it appears in Section 15.4(d), and if "20 percent", as used in Section 15.4(d), were increased by one percentage point (but not by more than 10 percentage points) for each year for which the plan was taken into account under this
               Section 15.6; and

                      (3) if the Plan would continue to satisfy the requirements of Section 15.4 hereof if "4 percent" were substituted for "3 percent" each time it is used in Section 15.4(c) hereof;

        then, the substitution of "100 percent" for "125 percent" as otherwise required in subsection (a) hereof, shall not be required or effected.

        15.7 Special Effective Date. The provisions of this Article generally are effective as of the Effective Date, but to the extent the Code requires an earlier or later effective date with respect to any portion(s) of this Article, such other effective date shall apply.

        15.8 Construction of Limitations and Requirements. The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of "Top-Heavy Compensation" is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.



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

                                   ARTICLE XVI

                                  MISCELLANEOUS

        16.1 Nonalienation of Benefits and Spendthrift Clause.

               (a) General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsection (b) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or of such Beneficiary; and neither such Participant nor any such Beneficiary shall have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein. If any Participant shall attempt to dispose of his Account or the benefits provided for him hereunder or to dispose of the right to receive such benefits, or, in the event there should be an effort to seize such Account or benefits by attachment, execution or other legal or equitable process, such right may pass and be transferred, at the discretion of the Administrative Committee, to such person or persons as may be selected by the Administrative Committee from among the Beneficiaries, if any, theretofore designated by the Participant, or from the Spouse, children or other dependents of the Participant, in such shares as the Administrative Committee may appoint. Any appointments so made by the Administrative Committee may be revoked by it at any time, and further appointments made by it may include the Participant.

               (b) Exception for Qualified Domestic Relations Orders.

                      (1) The nonalienation requirements of subsection (a)
               hereof shall apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or
               (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee shall establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

                      (2) The Administrative Committee shall establish
               reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, shall direct the Trustee to pay, in a single sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment shall be made as soon as practicable after the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits shall be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.

        16.2 Headings. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

        16.3 Construction, Controlling Law. In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a section shall be interpreted as a reference to a section of the Plan. The Plan shall be construed in accordance with the laws of the State of California and applicable federal laws.

        16.4 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

        16.5 Incapacity of Participant or Beneficiary. If the Administrative Committee deems any Participant or Beneficiary who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Administrative Committee may direct the trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or Beneficiary or to pay the same to any responsible persons caring for the Participant or Beneficiary who is determined by the Administrative Committee to be qualified, by court-appointed guardianship or an equivalency, to receive and disburse such payments for the benefit of such individual; and the receipt by such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this section shall be a complete discharge to the extent thereof of any and all liability of the Company, the Participating Units, the Administrative Committee, the trustee, and the trust.

        16.6 Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.

        16.7 Title to Assets, Benefits Supported Only by Trust Fund. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Any person having any claim under the Plan shall look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company shall indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

        16.8 Legal Action. In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees of the Company, their Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

        16.9 No Discrimination. The Controlling Company, through the Administrative Committee, shall administer the Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of officers, stockholders, supervisory or highly compensated Employees.

        16.10 Severability. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included; provided, this section notwithstanding, if the events described in Section 14.5 shall occur, then Section 14.5 shall control.

        16.11 Exclusive Benefits Refund of Contributions. No part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

               (a) If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company's request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon initial qualification of the Plan with the Plan receiving an adverse determination even though the application for determination is submitted to the Internal Revenue Service for review within the remedial amendment period (as defined in Treasury Regulation Section 1.401(b)-1) respecting the Plan, or (iii) conditioned upon the deductibility of the Contribution under Code Section 404, shall be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

               (b) If any refund is paid to a Participating Company hereunder, such refund shall be made without interest or other investment gains, shall be reduced by any investment losses attributable to the refundable amount and shall be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant's Account shall be debited directly against such Account.

               (c) No refund shall be made to a Participating Company if such refund would cause the balance in a Participant's Account to be less than the balance would have been had the refunded contribution not been made.

        16.12 Predecessor Service. In the event a Participating Company maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Company.

        16.13 Plan Expenses. As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it for its payment of such expenses; provided, that the Trustee shall not authorize payment of any such expense from the Trust Fund to any party-in-interest, as defined by ERISA Section 3(14) or any disqualified person, as defined by Code Section 4975(e)(2), unless such transaction is exempt under ERISA Section 408 and Code Section 4975.

        Writing Equivalents. As approved by the Committee, any requirement of a writing under this Plan may be satisfied by an electronic substitute or facsimile which provides substantially the same assurances of authenticity and reliability as the written document it replaces. Further, the Administrative Committee may authorize an interactive telephone system or a computer-based system (whether or not accessible over the Internet) under which a Participant or Beneficiary shall be deemed to have provided written election under the Plan when making directions to the Plan with respect to his Account (provided such election does not require spousal consent) in accordance with the terms and conditions of such system and any reference herein to a written election may include such alternative election (provided such election does not require spousal consent).

        IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer as of the date first above written.

                                        DEL MONTE CORPORATION



                                        By: /s/ Mark J. Buxton
                                            ____________________________

                                        Title: Vice President,
                                               Corporate Human Resources

                                   SCHEDULE A

                    [see Plan Section 1.36 and Section 14.3]


                                                  Effective Date of     Effective Date Company
           Participating Company                    Participation        Ceases to Participate
           ---------------------                  -----------------     ----------------------
Del Monte Corporation                                   1/1/90

Oak Grove Trucking Company                              1/1/90

Paddison Truck Lines, Inc.                              1/1/90               June 23, 1993

Shippers Imperial, Inc.                                 1/1/90               May 31, 1996

Employees who are U.S. Citizens on U.S.
payroll with job locations outside the U.S.,
as designated by the Committee                          1/1/90

                                   APPENDIX I

                             SALE OF HAWAIIAN PUNCH


        This Appendix I is made a part of the Del Monte Savings Plan ("Plan") and sets forth certain terms and conditions applicable to certain Participants in connection with the sale of Hawaiian Punch fruit punch operations by Del Monte Corporation.

1.1     DEFINITIONS.

        Unless otherwise provided in this Appendix I, the terms of the Plan apply. All defined terms are those of the Plan unless otherwise defined in this Appendix I.

               (a) "Buyer" means Proctor & Gamble Company as the purchaser under the Sale Agreement.

               (b) "Closing Date" means the Closing Date under the Sale Agreement which was February 28, 1990.

               (c) "HP Participant" means any Transferred Employee as defined in the Sale Agreement who has an Account in the Plan.

               (d) "Sale Agreement" means the Stock and Asset Purchase Agreement dated as of January 25, 1990 between Del Monte Corporation and The Proctor & Gamble Company which provided for the sale of the Hawaiian Punch fruit punch operations.

1.2     CONTRIBUTIONS CEASE.

        Pursuant to the terms of the Sale Agreement, and effective as of the Closing Date, all Contributions and Matching Contributions in respect of all HP Participants shall cease under this Plan. As of the Valuation Date coincident with the Closing Date, Accounts of HP Participants will be frozen other than for earnings on such Accounts. Account balances of the HP Participants shall be vested as of the Closing Date. The Sale Agreement and its underlying transactions shall not be considered as effecting a termination of employment or separation from service with respect to any HP Participant for purposes of this Plan.

1.3     TRANSFER OF ACCOUNTS.

        Pursuant to the Sale Agreement, Buyer shall establish or designate a successor plan and, as soon as practicable after the Closing Date, the total balance of the Accounts of HP Participants shall be transferred to such successor plan under the rules and regulations for spin-offs. Following such transfer and spin-off, this Plan shall have no further obligation or liability with respect to such Accounts or HP Participants.





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


                                   APPENDIX II

                                 ASSET PURCHASE
                           (CONTADINA SERVICES, INC.)


        This Appendix II is made a part of the Del Monte Savings Plan (the "Plan"), and sets forth certain terms and conditions applicable to certain Participants in connection with the purchase of assets of Contadina Services, Inc. by Del Monte Corporation.

2.1     DEFINITIONS.

        In addition to those terms defined in Article 1 of the Plan, the following shall apply:

               (a) "Closing Date" shall mean "Closing Date" as defined in
        Section 1.1 of the Asset Purchase Agreement.

               (b) "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated November 12, 1997 between Del Monte Corporation, Contadina Services, Inc., Nestle USA, Inc. and Del Monte Foods Company.

               (c) "Contadina Employee" shall mean any person who was an employee of Contadina Services, Inc. on the Closing Date.

               (d) "Nestle Participant" shall mean any Contadina Employee whose account balance under the Nestle Plan has been transferred to the Plan in accordance with Section II.5 hereof.

               (e) "Nestle Plan" shall mean the Nestle USA Savings Plan as in effect on the Closing Date.

               (f) "Primary Insurance Benefit" shall mean a Participant's "primary insurance amount" as defined in the Social Security Act as in effect on such Participant's Severance Date, or if earlier, on his Normal Retirement Date.

2.2     ELIGIBILITY.

        Effective as of the Closing Date, each Contadina Employee shall become a Covered Employee at the earlier of: (i) the Closing Date if such person were making before-tax or after-tax employee contributions to the Nestle Plan immediately prior to the Closing Date, or (ii) the date specified under the terms of Section 1.27, taking into account as Years of Qualification Service under the Plan, all such Contadina Employee's years of Continuous Service as defined in and calculated under the Nestle Plan as of the Closing Date.

        In addition, all of a Contadina Employee's Years of Continuous Service as defined in and calculated under the Nestle Plan as of the Closing Date shall be recognized as Years of Service under the Plan for purposes of determining a subsequent Break-in-Service.


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

2.3     VESTING IN ACCOUNTS.

        Pursuant to the terms of the Asset Purchase Agreement, each Nestle Participant shall be fully vested in Matching Contributions or Incentive Matching Contributions (as each term is defined in the Nestle Plan), as applicable, made on his or her behalf to the Nestle Plan up to the Closing Date and subsequently transferred to the Nestle Participant's Company Contribution Account under the Plan in accordance with Section II.5.

        All Years of Continuous Service as defined in and calculated under the Nestle Plan as of the Closing Date with respect to each Contadina Employee shall be recognized as Years of Service under the Plan for purposes of determining such Participant's vested interest in his or her Company Contribution Account in accordance with Sections 8.1(b) and 8.l(e), respectively, for amounts attributable to Matching Contributions and Retirement Savings Contributions made to the Plan on such Participant's behalf after the Closing Date.

2.4     PAYMENT OF BENEFITS.

        In addition to the terms of Section 9.3 of the Plan with regard to form of distribution (as in effect on the Closing Date or as amended thereafter) the following clause (8) is added to subsection (a) of Section 9.3 and shall apply to each Nestle Participant as indicated therein, with respect to payment of such Participant's entire vested interest under the Plan:

               (a) Annuity Option. A Nestle Participant who was a participant in the Nestle Plan prior to January 1, 1992 may elect to receive, subject to subsection (b), the entire vested amount credited to his Account determined as of the Valuation Date next following the date such Participant signs and submits an election to the Administrative Committee for the purchase by the Trustee of an annuity contract from an insurance company. Unless the Nestle Participant elects another form of annuity as provided under (iii) below, such annuity shall normally provide by its terms for benefits to be paid:

                      (i) to a married Nestle Participant, on a joint and
               survivor annuity basis on the joint lives of such Nestle Participant and his spouse, with the provision that after the Nestle Participant's death, 50% of his monthly retirement benefit shall continue during the life of and be paid to his spouse; or

                      (ii) to an unmarried Nestle Participant or Beneficiary as
               designated under Section 9.4 of the Plan, on a full cash refund annuity basis on the life of such Nestle Participant or Beneficiary.

                      (iii) Subject to the restrictions set forth herein and to
               the spousal consent requirement set forth in (iv) below, a Nestle Participant who was a participant in the Nestle Plan prior to January 1, 1992 and who has elected to receive an annuity form of payment under this Section 9.3(a)(8), may further elect to have such annuity paid in any of the following forms:

                             (A) On a life, a period certain and life, or a full
                      cash refund basis on the life of such Nestle Participant;
                      or

                             (B) On a joint and survivor annuity basis on the
                      joint lives of such Nestle Participant and such other person as he shall designate; or

                             (C) On a level income life annuity basis on the
                      life of such Nestle Participant, so that the monthly benefit payable under the annuity prior to the date upon which it is anticipated that his Primary Insurance Benefit will commence, shall exceed the amount payable thereafter by an amount as equal as practicable to the estimated amount of his Primary Insurance Benefit. The date that the monthly benefit of such Nestle Participant shall decrease and the amount of such decrease shall not be changed after the date the first monthly amount is payable, under the annuity, notwithstanding if the Nestle Participant's Primary Insurance Benefit does not commence on the date expected or is not equal to the amount estimated to compute the amount of level income life annuity.

                      (iv) To elect an annuity form of payment as set forth in
               (i) through (iii) above, including an optional annuity form, a Nestle Participant described in this Section 9.3(a)(8) shall notify the Administrative Committee in writing, on such forms as the Administrative Committee may prescribe, of such election within the 90-day period ending on the date his benefit becomes distributable in accordance with Section 9.1.

                      The Administrative Committee shall provide each Nestle
               Participant who elects an annuity form of benefit under this
               Section 9.3(a)(8), a written explanation of the terms and conditions of the joint and survivor annuity; such Participant's right to make and the effect of an election to waive the joint and survivor annuity form of benefit; the rights of such Participant's Spouse; and the right to make, and the effect of, a revocation of a previous election to waive the joint and survivor annuity. This explanation shall be provided to each such Participant at least 30, but no more than 90 days prior to the date such Participant's benefit becomes distributable under the Plan. Such Participant may subsequently revoke his initial election, if revocation is made within such 90-day period.

                      If a Nestle Participant who is married elects to receive
               an annuity form other than the joint and survivor annuity form described in (i) above, his election shall be valid only if such Participant's Spouse consents to his election, in the manner described in Section 1.94 of the Plan (Qualified Spousal Waiver). If the Spouse of such Participant does not consent to his election, then such Participant's benefit shall be paid in the form described in (i) above.

                      (v) With respect to a Nestle Participant who elects an
               annuity form of benefit under this Section 9.3(a)(8), unless an optional form of benefit and/or a Beneficiary other than such Participant's Spouse has been elected within the Election Period, if such Participant dies before benefits have commenced then such Participant's vested interest in his Accounts shall be applied toward the purchase of an annuity for the life of his surviving Spouse. Notwithstanding the preceding sentence, the Surviving Spouse of a Participant who dies before benefits have commenced may elect a form of benefit under Section 9.3(a)(8) other than an annuity for his or her life as prescribed in the preceding sentence; provided that the Plan has not yet purchased a contract providing for the payment of such an annuity.

                      For this purpose, "Election Period" shall mean the period
               which begins on the first day of the Plan Year in which such Participant attains age 35 and ends on the date of such Participant's death. If such Participant has a Break in Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account as of the Break in Service, the Election Period shall begin on the date the Break in Service occurs. The Administrative Committee shall provide each such Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of the survivor annuity in such terms and in such manner as would be comparable to the explanation provided for a joint and survivor annuity in (iv) above. If a Nestle Participant who elects an annuity form of benefit under this Section 9.3(a)(8) enters the Plan after the first day of the Plan Year in which such Participant attained age 32, the Administrative Committee shall provide notice no later than the close of the second Plan Year succeeding the entry of such Participant in the Plan.

                      (vi) In the event that the Trustee, pursuant to direction
               by the Administrative Committee, obtains an annuity contract or contracts from an insurance company for the benefit of a Nestle Participant or Beneficiary who elects an annuity form of benefit under this Section 9.3(a)(8), the Trustee, after having selected such settlement options and placed such restrictive endorsements on such annuity contract or contracts as directed by the Administrative Committee, shall transfer ownership of such contract or contracts to such Nestle Participant or Beneficiary, and deliver said contract or contracts to him. The delivery of such contracts shall be in full settlement of such Participant's or Beneficiary's rights under this Plan. The Controlling Company, other Participating Companies, Affiliates, the Administrative Committee, Investment Committee or Trustee shall not be responsible for:

                             (A) any failure on the part of the insurance
                      company to make any payments or provide any benefit under any annuity contract;

                             (B) for the action or inaction of any person which
                      may render any annuity contract invalid or unenforceable;

                             (C) any inability to perform or delay in performing
                      any act occasioned by any provisions of any annuity contract or restriction imposed by any insurance company or by any other person.

2.5     TRANSFER OF FUNDS.

        Any amounts representing the total account balance of a Nestle Participant under the Nestle Plan as of the Closing Date that are transferred to the Plan Pursuant to the terms of the Asset Purchase Agreement, including any existing obligation for an outstanding participant loan from the Nestle Plan, shall be held under the respective corresponding Account under the Plan and administered in accordance with the terms of the Plan.

                                  APPENDIX III

                                 ASSET PURCHASE
                             (AGRILINK FOODS, INC.)


        This Appendix III is made a part of the Del Monte Savings Plan (the "Plan"), and sets forth certain terms and conditions applicable to certain Participants in connection with the purchase of assets of Agrilink Foods, Inc. by Del Monte Corporation.

        In addition to those terms defined in Article 1 of the Plan, the following shall apply:

               (a) "Agrilink Transferred Employee" shall mean any person who was a non-union employee of Agrilink Foods, Inc. on the Closing Date and who commenced employment with Del Monte Corporation on or immediately following the Closing Date.

               (b) "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated December 18, 1999 between Agrilink Foods, Inc. and Del Monte Corporation.

               (c) "Closing Date" shall mean "Closing Date" as such term is defined in the Asset Purchase Agreement.

        Effective December 18, 1999, an Agrilink Transferred Employee's service that is recognized under the Agrilink employee benefit plans and disclosed to Del Monte Corporation in connection with the Asset Purchase Agreement shall be taken into account under this Plan for purposes of determining such individual's Qualification Service and Vesting Service.









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